UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Washington Real Estate Investment Trust
(Name of Registrant as Specified in Its Charter)

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1775 Eye Street, NW, Suite 1000 Washington, D.C. 20006 202-774-3200 www.washreit.com
April 15, 2022
Dear Shareholder,
You are cordially invited to attend the Annual Meeting of Shareholders of Washington Real Estate Investment Trust, a Maryland real estate investment trust (“WashREIT,” the “Company,” “we” or “us”), to be held on Thursday, May 26, 2022 at 8:30 a.m., Eastern Time (the “Annual Meeting”). The Annual Meeting will be held in virtual meeting format only, which we believe not only promotes shareholder attendance and participation and is environmentally friendly, but also protects our stakeholders’ health. During this virtual meeting, you will be able to vote your shares electronically and submit questions. The accompanying Notice of 2022 Annual Meeting of Shareholders and Proxy Statement describe the proposals to be considered and voted upon at the Annual Meeting.
The Board of Trustees of WashREIT (the “Board”) has nominated eight individuals for election as trustees at the Annual Meeting and the Board is recommending that shareholders vote in favor of their election. In addition to the election of the trustees, we are recommending your approval of our executive compensation program in a non-binding, advisory vote. We are also recommending your ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022.
Regardless of the number of shares you own, your vote is important. Please read the Proxy Statement carefully, then complete, sign and return your Proxy Card. You may also authorize a proxy to vote via telephone or the Internet if you prefer by following instructions on the Proxy Card.
The Board appreciates your continued support of WashREIT and encourages your participation in the Annual Meeting. Whether or not you plan to virtually attend the Annual Meeting, it is important that your shares be represented. Accordingly, please vote your shares as soon as possible.

Sincerely,

/s/ Paul T. McDermott
Paul T. McDermott
Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Shareholders to be held on Thursday, May 26, 2022
This Proxy Statement and our 2021 Annual Report to Shareholders
are available at http://www.edocumentview.com/wre.

WASHINGTON REAL ESTATE INVESTMENT TRUST
NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Washington Real Estate Investment Trust:

Notice is hereby given that the Annual Meeting of Shareholders of Washington Real Estate Investment Trust, a Maryland real estate investment trust (“WashREIT,” the “Company,” “we” or “us”), will be held at the time and place below and for the following purposes:

Date:	Thursday, May 26, 2022

Time:	8:30 a.m., Eastern Time

Place:	You can virtually attend the Annual Meeting at www.meetnow.global/M7D6JKG.

Record Date:
The trustees have fixed the close of business on March 23, 2022, as the record date for determining holders of shares entitled to notice of, and to vote at, the Annual Meeting or at any postponement or adjournment thereof.

Items of Business:
1. To elect eight trustees to serve on the Board;
2. To consider and vote on a non-binding, advisory basis upon the compensation of the named executive officers as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K;
3. To consider and vote upon ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022; and
4. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Proxy Voting:
You are requested, whether or not you plan to be present at the virtual Annual Meeting, to vote, sign and promptly return the Proxy Card. Alternatively, you may authorize a proxy to vote by telephone or the Internet, if you prefer. To do so, you should follow the instructions on the Proxy Card.

Regardless of the number of shares you hold, as a shareholder your role is very important, and the Board strongly encourages you to exercise your right to vote. Pursuant to the U.S. Securities and Exchange Commission’s “notice and access” rules, our Proxy Statement and 2021 Annual Report to Shareholders are available online at www.edocumentview.com/wre.

By order of the Board of Trustees:

/s/ W. Drew Hammond
W. Drew Hammond
Corporate Secretary
Washington, D.C.
April 15, 2022

i

ii

1775 Eye Street, N.W., Suite 1000 Washington, D.C. 20006 202-774-3200 www.washreit.com

April 15, 2022

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why am I receiving this Proxy Statement?
This Proxy Statement is furnished by the Board of Trustees (the “Board” or “Board of Trustees”) of Washington Real Estate Investment Trust, a Maryland real estate investment trust (“WashREIT,” the “Company,” “we” or “us”), in connection with its solicitation of proxies for exercise at the 2022 Annual Meeting of Shareholders to be held as a virtual meeting (at http://www.meetnow.global/M7D6JKG) on Thursday, May 26, 2022, at 8:30 a.m., Eastern Time, and at any and all postponements or adjournments thereof (the “Annual Meeting”). This Proxy Statement, our 2021 Annual Report (the “Annual Report”), and the Proxy Card are first being made available, and the Important Notice Regarding the Availability of Proxy Materials (the “Proxy Availability Notice”) is first being mailed to shareholders of record as of March 23, 2022 (the “Record Date”) on or about April 15, 2022.
The Proxy Statement and Annual Report will also be available at http://www.edocumentview.com/wre. The mailing address of our principal executive offices is 1775 Eye Street NW, Suite 1000, Washington, D.C. 20006. We maintain a website at https://www.washreit.com/. Information on or accessible through our website is not and should not be considered part of this Proxy Statement.
You should rely only on the information provided in this Proxy Statement. No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, you should not rely on that information or representation as having been authorized by us. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.
Why didn’t I automatically receive a paper copy of the Proxy Card and Annual Report?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, rather than paper copies of all of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials (the “Proxy Notice”) to our shareholders that provides instructions on how to access our proxy materials (Shareholder Meeting Notice, Proxy and Annual Report) on the Internet.

What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will be asked to vote upon the matters set forth in the accompanying notice of annual meeting, including the election of trustees, an advisory resolution on named executive officer compensation, the ratification of the appointment of our independent registered public accounting firm and such other business as may properly come before the meeting or any postponement or adjournment thereof.
May I attend the meeting and ask questions?
All shareholders of record of common shares (as defined below) at the close of business on the Record Date, or their designated proxies, may virtually attend the Annual Meeting, electronically vote and submit questions, equivalent to in-person meetings of shareholders, by visiting http://www.meetnow.global/M7D6JKG.
After years of declining attendance by shareholders at WashREIT’s in-person annual meetings, we have moved to an online format. For the 2022 Annual Meeting we are continuing with this virtual format, allowing shareholders the ability to more easily attend the Annual Meeting without incurring travel costs or other inconveniences.
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most current version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong internet or Wi-Fi connection wherever they intend to participate in the Annual Meeting. Participants should also allow themselves plenty of time to login and ensure that they can hear audio prior to the start of the Annual Meeting.
Shareholders may submit questions beginning 30 minutes prior to the meeting starting and during the meeting. Participants may submit questions by logging into the virtual meeting at http://www.meetnow.global/M7D6JKG and clicking on the Q&A icon on the right side of the meeting center screen. During the Annual Meeting, we will attempt to answer as many questions submitted by shareholders as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business. Additionally, if we receive substantially similar questions, we may group such questions together and provide a single response for efficiency and to avoid repetition.
How do I attend, ask questions and vote shares at the Annual Meeting?
Attending the Meeting for Shares Registered Directly in the Name of the Shareholder
If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to virtually attend the Annual Meeting. Please follow the instructions on the notice or proxy card that you received.

Attending the Meeting for Shares held in “Street Name”
If you hold your shares in “street name” (i.e., your shares are held in an account maintained by a bank, broker or other nominee), and want to attend the Annual Meeting online by webcast (with the ability to ask a question and/or vote, if you choose to do so) you have two options:
1)Register in advance of the meeting
Submit proof of your proxy power (legal proxy) from your broker or bank reflecting your holdings in WashREIT along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time, on May 23, 2022.
You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:

By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:     Computershare
WashREIT Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
2)Register at the Annual Meeting
For the 2022 proxy season, an industry solution has been agreed upon to allow shareholders who shares are held in “street name” (i.e. beneficial holders) to register online at the Annual Meeting to attend, ask questions and vote. We expect that the vast majority of beneficial holders will be able to fully participate using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience to beneficial holders only, and there is no guarantee this option will be available for every type of beneficial holder voting control number. The inability to provide this option to any or all beneficial holders shall in no way impact the validity of the Annual Meeting. Beneficial holders may choose the Register in Advance of the Annual Meeting option above, if they prefer to use this traditional, paper-based option.
In any event, please go to http://www.meetnow.global/M7D6JKG for more information on the available options and registration instructions.

The online meeting will begin promptly at 8:30 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.
What if I have technical difficulties or trouble accessing the virtual meeting?
If you encounter any difficulties during accessing the meeting, you should call the support team listed on the virtual Annual Meeting website at: 1-888-724-2416.
Why hold a virtual Annual Meeting?
At WashREIT, we embrace the latest technologies in our business and believe that holding our Annual Meeting virtually not only provides expanded access and improves our communication with shareholders, but also yields cost savings. In deciding to hold our meeting virtually again this year, we considered a number of factors, including the technologies available to us, the historical level of shareholder attendance in person (generally less than five each year), the cost of holding our Annual Meeting in person, and the success of the prior virtual Annual Meetings. We plan to evaluate annually the method of holding the Annual Meeting, taking into consideration the above factors as well as business and market conditions and the proposed agenda items.
Who is entitled to vote at the Annual Meeting?
The close of business on March 23, 2022 has been fixed as the Record Date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting. Our voting securities consist of common shares of beneficial interest, $0.01 par value per share (“common shares”), of which 87,418,954 common shares were outstanding at the close of business on the Record Date. WashREIT has no other outstanding voting security. Each common share outstanding as of the close of business on the Record Date will be entitled to one vote on each matter properly submitted at the Annual Meeting.
What constitutes a quorum?
The presence of shareholders in person, via attendance at the virtual Annual Meeting or by proxy, entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum at the Annual Meeting. Shareholders do not have cumulative voting rights. Abstentions and broker non-votes, if any, are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the virtual Annual Meeting. A “broker non-vote” occurs when a broker properly executes and returns a proxy card, but does not vote on a matter because the broker does not have discretionary authority to vote the shares on that matter and has not received voting instructions from the beneficial owner. Brokers may vote those shares only on matters deemed “routine” by the New York Stock Exchange (the “NYSE”), the exchange on which our common shares are listed. On non-routine matters, brokers holding shares for a beneficial owner are not entitled to vote without instructions from the beneficial owner.
Proposal 3 (Ratification of Ernst & Young LLP) is the only proposal to be voted upon at the Annual Meeting that is considered “routine” under the NYSE rules. Accordingly, no broker non-votes will arise in the context of voting for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022, and the broker is permitted to vote your shares on such ratification even if the broker does not receive voting instructions from you. The treatment of abstentions and broker non-votes and the vote required to approve each proposal are set forth under the caption “Voting Matters” under each proposal below.
How do I authorize a proxy to vote my shares?
Voting by Proxy for Shares Registered Directly in the Name of the Shareholder
If you are a “registered shareholder” (also known as a “shareholder of record”) and hold your common shares in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., you may instruct the proxy holders named in the Proxy Card how to vote your common shares in one of the following ways:
•Vote by Internet. You may authorize a proxy to vote via the Internet by following the instructions provided on your Proxy Card. The website for Internet voting is printed on your Proxy Card. To authorize a proxy to vote your common shares online, you will be asked to enter your control number(s) to ensure the security of your vote. You will find your control number on your Proxy Card received with your Proxy Statement. If you vote by Internet, you do not need to return your Proxy Card.
•Vote by Telephone. You also have the option to authorize a proxy to vote by telephone by calling the toll-free number listed on your Proxy Card. When you call, please have your Proxy Card in hand. You will receive a series of voice instructions that will allow you to authorize a proxy to vote your common shares. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your Proxy Card.
•Vote by Mail. If you received printed materials, and would like to authorize a proxy to vote your common shares by mail, please mark, sign and date your Proxy Card and return it promptly to our transfer agent, Computershare Trust Company, N.A., in the postage-paid envelope provided. Mailed votes must be received by May 24, 2022 in order to be counted. If you did not receive printed materials and would like to vote by mail, you must request printed copies of the proxy materials by following the instructions on the Proxy Availability Notice.
You always may choose to virtually attend the Annual Meeting and vote your shares in person. If you do virtually attend the Annual Meeting and have already submitted a proxy, you may revoke your proxy and vote in person.
Voting by Proxy for Shares held in “Street Name”
If your common shares are held in “street name” (i.e., through a broker, bank or other nominee), then you will receive instructions from your broker, bank or other nominee that you must follow in order to have your common shares voted. The materials from your broker, bank or other nominee will include a Voting Instruction Form or other document by which you can instruct your broker, bank or other nominee how to vote your common shares.

What am I being asked to vote on?
You are being asked to consider and vote on the following proposals:
•Proposal 1 (Election of Trustees) - page 8 below: To elect eight trustees to the Board to serve until the Annual Meeting of Shareholders in 2023 and until their successors have been duly elected and qualify.
•Proposal 2 (Advisory Vote on Named Executive Officer Compensation) - page 36 below: To consider and vote on a non-binding, advisory basis upon the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (“Say-on-Pay vote”).
•Proposal 3 (Ratification of Appointment of Ernst & Young LLP) - page 76 below: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
We are not currently aware of any other matter to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matter not described in the Proxy Statement is properly presented at the Annual Meeting, any proxies received by us will be voted in the discretion of the proxy holders.
What are the Board’s voting recommendations?
The Board recommends that you vote as follows: FOR the election of each of the trustee nominees listed on the Proxy Card, FOR approval of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. All properly executed proxies will be voted in accordance with the instructions contained therein. If no instructions are specified, proxies will be voted in accordance with the Board’s recommendations above. All proxies will be voted in the discretion of the proxy holders on any other matter that may be properly brought before the Annual Meeting.
What is householding?
If you and other residents at your mailing address own common shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one annual report and proxy statement or a single notice, unless you have instructed otherwise. This procedure, known as “householding,” is intended to reduce the volume of duplicate information shareholders receive and to reduce our printing and postage costs. If you wish to request extra copies, we will promptly deliver a separate copy of such documents to shareholders who write or call us at the following address or telephone number: Washington Real Estate Investment Trust, 1775 Eye Street, NW, Suite 1000, Washington, D.C. 20006, Attention: Investor Relations; telephone 202-774-3200. Shareholders wishing to receive separate copies of our Proxy Statement and Annual Report in the future, or shareholders currently receiving multiple copies of the Proxy Statement and Annual Report at their address who would prefer that only a single copy of each be delivered there, should contact (i) our Investor Relationship department at the above address and telephone number above if you are a record holder or (ii) your bank, broker or other nominee record holder if you own your common shares in street name.

May I change my vote after I have voted?
Yes, you may revoke your proxy at any time prior to its exercise at the Annual Meeting by (1) submitting a duly executed Proxy Card bearing a later date to the Corporate Secretary, (2) voting electronically during the Annual Meeting at http://www.meetnow.global/M7D6JKG, or (3) delivering a signed notice of revocation of the Proxy Card to our Corporate Secretary at the following address: c/o Corporate Secretary, Washington Real Estate Investment Trust, 1775 Eye Street, NW, Suite 1000, Washington, D.C. 20006. If your common shares are held by a broker, bank or any other persons holding common shares on your behalf, you must contact that institution to revoke a previously authorized proxy. Virtual attendance at the Annual Meeting without voting online will not itself revoke a proxy.
Whom should I call if I have questions or need assistance voting my shares?
Please call (800) 565-9748 or email info@washreit.com if you have any questions in connection with voting your shares.

PROPOSAL 1: ELECTION OF TRUSTEES
Description of Proposal
Jennifer S. Banner, Benjamin S. Butcher, William G. Byrnes, Edward S. Civera, Ellen M. Goitia, Paul T. McDermott, Thomas H. Nolan, Jr., and Vice Adm. Anthony L. Winns (RET.) (collectively, the “Trustee Nominees”) have been nominated for election as trustees at the Annual Meeting. The Trustee Nominees will be elected to serve a one-year term and until his or her respective successor has been elected and qualifies or the trustee’s earlier resignation, death or removal.
Benjamin S. Butcher, William G. Byrnes, Edward S. Civera, Ellen M. Goitia, Paul T. McDermott, Thomas H. Nolan, Jr., and Vice Adm. Anthony L. Winns (RET.) are currently serving as trustees and were recommended for nomination for re-election by the members of the Corporate Governance/Nominating Committee. Pursuant to our amended and restated bylaws, as amended (“bylaws”), the Board has increased its size from seven trustees to eight trustees, effective as of the Annual Meeting. Ms. Banner was recommended for nomination for election to the Board for the first time by the members of the Corporate Governance/Nominating Committee. For biographical information with respect to each Trustee Nominee, please refer to “Corporate Governance and Board Matters - Trustees - Trustee Nominees” commencing on page 10 below.
Voting Matters
Under our bylaws, the uncontested election of each trustee requires the affirmative vote of a majority of the total votes cast for and against such trustee. A majority of votes cast means that the number of votes “FOR” a nominee must exceed the number of votes “AGAINST” that nominee. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of this vote.
If any of the Trustee Nominees becomes unable or unwilling to stand for election for any reason not presently known or contemplated, the persons named in the enclosed Proxy Card will have discretionary authority to vote pursuant to the Proxy Card for a substitute nominee nominated by the Board, or the Board, on the recommendation of the Corporate Governance/Nominating Committee, may reduce the size of the Board and number of nominees.
Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. BUTCHER, BYRNES, CIVERA, MCDERMOTT, NOLAN AND WINNS AND MSS. BANNER AND GOITIA.

CORPORATE GOVERNANCE AND BOARD MATTERS
Board Composition
The Board currently consists of seven trustees. The current members of our Board are Benjamin S. Butcher, William G. Byrnes, Edward S. Civera, Ellen M. Goitia, Paul T. McDermott, Thomas H. Nolan, Jr., and Vice Adm. Anthony L. Winns (RET.). Mr. McDermott is currently serving as Chairman of the Board and Mr. Civera is currently serving as Lead Independent Trustee.
In 2021, we retained an executive search firm, Diversified Search, to help us identify, recruit and evaluate talented and diverse trustees that qualify as independent within the meaning of the NYSE to expand and augment the Board’s collective and individual capabilities. With the help of Diversified Search, the Corporate Governance/Nominating Committee identified several candidates, including Ms. Banner. In March 2022, the Corporate Governance/Nominating Committee recommended that Ms. Banner be nominated for election to the Board at the Annual Meeting. The Board approved an increase in its size from seven trustees to eight trustees, effective as of the Annual Meeting and nominated Ms. Banner for election at the Annual Meeting. If Ms. Banner and the other trustee nominees are elected at the Annual Meeting:
•Ms. Banner would fill the vacancy resulting from the increase in Board size;
•25% of our Board would be female;
•Three out of eight of our trustees would be female/minority; and
•88% of our Board would be comprised of independent trustees.

Trustees
The following table sets forth the names and biographical information concerning each of our trustee nominees.

Name	Principal Occupation	Served as Trustee Since	Age
Jennifer S. Banner[1]	Executive Director, University of Tennessee Haslam College of Business Forum for Emerging Enterprises and Private Business	—	62
Benjamin S. Butcher	Chief Executive Officer, President and Chairman of the Board of Directors, STAG Industrial, Inc.	2014	68
William G. Byrnes	Retired Managing Director, Alex Brown & Sons	2010	71
Edward S. Civera	Retired Chairman, Catalyst Health Solutions, Inc.	2006	71
Ellen M. Goitia	Retired Partner, KPMG	2017	62
Paul T. McDermott	Chairman of the Board, President and Chief Executive Officer, WashREIT	2013	60
Thomas H. Nolan, Jr.	Former Chairman of the Board and Chief Executive Officer, Spirit Realty Capital, Inc.	2015	64
Vice Adm. Anthony L. Winns (RET.)	Retired President, Latin America-Africa Region, Lockheed Martin Corporation	2011	66
1 Ms. Banner was nominated to serve on the Board in March 2022 but is not yet serving as a Trustee.
Trustee Nominees
The biographical description below for each Trustee Nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board that such person should serve as a trustee of WashREIT.

JENNIFER S. BANNER	Nominated in March 2022

Jennifer S. Banner is the Executive Director of the University of Tennessee Haslam College of Business Forum for Emerging Enterprises and Private Business (since June 2019). Previously, she served as CEO of SchaadSource, LLC, a strategic and managerial shared services company from 2006 until April 2019; as CEO of Schaad Companies, LLC from 2008 through 2018; and as CEO of the Schaad Family Office from 2012 through 2018. Schaad Companies is a privately held real estate holding company with related businesses in residential and commercial construction, development, property management and leasing, real estate brokerage and land investments. Previously, Ms. Banner spent 22 years in public accounting, practicing in the tax area with Ernst & Whinney (now Ernst & Young LLP) in Florida and PYA, P.C. in Tennessee. Ms. Banner has been a director of Truist Financial Corporation (NYSE: TFC), since 2003 (presently serving as a member of the executive committee, chair of the compensation and human capital committee, and a member of the audit committee). She has been a member of the board of directors of Truist Bank, since 2013. She also has been a member of the board of directors of Uniti Group, Inc., since 2015 (presently serving as a member of the audit committee and the governance committee). Ms. Banner is also a member of the board of directors of CDM Smith, Inc., a global engineering and design build construction company that is privately held, where she presently serves as chair of the audit committee, chair of the executive compensation committee and a member of the finance committee. She is a past director of the Federal Reserve Bank of Atlanta (Nashville Branch), First Virginia Banks, Inc., and First Vantage Bank. In 2019, she was named an honorary Fellow of MIT Center for Information Systems Research. Ms. Banner maintains an active license as a Certified Public Accountant in the State of Tennessee, and she holds a Master of Accountancy and Bachelor of Science in Business Administration from the University of Tennessee. Ms. Banner brings the following experience, qualifications, attributes and skills to the Board:

•General business management and strategic planning experience from her service as executive director the University of Tennessee Haslam College of Business Forum for Emerging Enterprises and Private Business and her prior service as chief executive officer of SchaadSource, LLC;
•REIT and real estate industry experience from her service as a director of Uniti Group, Inc. since 2015 and her service as chief executive of a diversified real estate holding company;
•Her technology experience at the board level and her experience in the construction and engineering industry; and
•Her financial and accounting acumen from her over 22 years in public accounting and her extensive experience serving on a wide range of boards.

BENJAMIN S. BUTCHER	Served as Trustee since 2014

Benjamin S. Butcher serves as the Chief Executive Officer, President and Chairman of the Board of Directors of STAG Industrial, Inc., a position he has held since July 2010. Prior to the formation of STAG Industrial, Inc., Mr. Butcher oversaw the growth of STAG Capital Partners, LLC and its affiliates, serving as a member of their Board of Managers and Management Committees, from 2003 to 2011. From 1999 to 2003, Mr. Butcher was engaged as a private equity investor in real estate and technology. From 1997 to 1998, Mr. Butcher served as a Director at Credit Suisse First Boston, where he sourced and executed transactions for the Principal Transactions Group (real estate debt and equity). From 1993 to 1997, he served as a Director at Nomura Asset Capital, where he focused on marketing and business development for its commercial mortgage-backed securities group. Mr. Butcher brings the following experience, qualifications, attributes and skills to the Board:

•General business management and strategic planning experience from his service as chief executive of STAG Industrial, Inc. and his previous service with STAG Capital Partners, LLC and its affiliates;
•REIT industry experience from his service as chief executive of STAG Industrial, Inc. since July 2010;
•Real estate investment banking and capital markets experience from his five years as an investment banker with Credit Suisse First Boston and Nomura Asset Capital; and
•Financial and accounting acumen from his five years in investment banking, his experience as a private equity investor and with STAG Capital Partners, LLC, and his service as a public company executive with STAG Industrial, Inc.

WILLIAM G. BYRNES	Served as Trustee since 2010

William G. Byrnes has been a private investor since 2001. He was on the Board of Directors of CapitalSource Inc., a commercial lender operating principally through its subsidiary CapitalSource Bank from 2003 until its sale in April 2014, serving in various capacities including Presiding Independent Director, Chairman of the Audit Committee and, most recently, Chairman of the Board. He founded, and was Managing Member of, Wolverine Partners, LLC, that operated MUTUALdecision, a mutual fund research business, from September 2006 to October 2012. Mr. Byrnes was co-founder of Pulpfree d/b/a BuzzMetrics, a consumer-generated media research and marketing firm, and served as its Chairman from June 1999 until its sale in September 2005. He was on the Board of Directors and chairman of the Audit Committee of LoopNet, Inc., an information services provider to the commercial real estate industry, from September 2006 until its sale in April 2012. Mr. Byrnes spent 17 years with Alex Brown & Sons, most recently as a Managing Director and head of the investment banking financial institutions group. He has been a full-time and adjunct professor and member of the Board of Regents at Georgetown University and currently sits on its Entrepreneurship Advisory Group. Mr. Byrnes brings the following experience, qualifications, attributes and skills to the Board:

•Real estate investment banking and capital markets experience from his 17 years as an investment banker with Alex Brown & Sons;
•REIT industry experience from his involvement over the last 15+ years as an independent director of three publicly-traded REITs and an institutional fund focused on investing in REITs;
•Retail and residential real estate industry experience from his involvement as an independent director of Sizeler Property Investors from 2002 to 2006;
•Financial and accounting acumen from his 18 years in investment banking and his service as a public company director; and
•General familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C./Baltimore corridor for more than 40 years.

EDWARD S. CIVERA	Served as Trustee since 2006

Edward S. Civera served as the Chairman of the Board of Catalyst Health Solutions, Inc., a publicly traded pharmacy benefit management company (formerly known as HealthExtras, Inc.), from 2005 until his retirement in December 2011. In 2012, he served as a senior advisor to management and the Board of Directors of Catalyst Health Solutions in connection with the sale of the company. Mr. Civera also served as Chairman of the MedStar Health System, a multi-institutional healthcare organization, until his retirement from the board in November 2013. From 1997 to 2001, Mr. Civera was the Chief Operating Officer and Co-Chief Executive Officer of United Payors & United Providers, Inc. ("UP&UP"), a publicly-traded healthcare company that was sold in 2000. Prior to that, Mr. Civera spent 25 years with Coopers & Lybrand (now PricewaterhouseCoopers LLP), most recently as Managing Partner, focused on financial advisory and auditing services. Mr. Civera is a Certified Public Accountant. Mr. Civera brings the following experience, qualifications, attributes and skills to the Board:

•General business management and strategic planning experience from his ten years as a public company chief executive or chairman at UP&UP and Catalyst Health Solutions;
•REIT industry experience from his involvement as an independent director of The Mills Corporation from 2005 to 2006 leading its reorganization and sale as Chairman of the Special Committee and member of the Executive Committee;
•Executive and real estate industry experience from his involvement in real estate matters as Chairman of MedStar Health;
•Financial and accounting acumen from his 25 years in public accounting and his service as a public company executive; and
•General familiarity with D.C. area real estate by virtue of living and working in the Washington D.C./Baltimore corridor for more than 25 years.

ELLEN M. GOITIA	Served as Trustee since 2017

Ellen M. Goitia is a Certified Public Accountant and served as the partner-in-charge for KPMG LLP’s ("KPMG") Chesapeake Business Unit Audit practice and a member of the firm’s audit leadership team from October 2011 until her retirement in May 2016. As the partner-in-charge of the Chesapeake Business Unit Audit practice, Ms. Goitia had ultimate operational oversight for five offices in Maryland, D.C. and Virginia, with responsibilities including business unit financial performance, resource management, human resources, quality client service, and risk management. Ms. Goitia was admitted to the KPMG partnership in 1993 and had more than 30 years of experience as a professional with the firm, including experience as lead audit partner for a variety of publicly traded and private companies. She has served clients on a wide range of accounting and operational issues, public security issuances and strategic corporate transactions. Ms. Goitia was a speaker, panelist and moderator for KPMG’s Audit Committee Institute as well as for other governance programs external to KPMG. In addition, Ms. Goitia served as an independent member of the Nominating Committee of KPMG’s Board of Directors from 2009 until 2011 and has served on several nonprofit organizations’ boards. Ms. Goitia brings the following experience, qualifications, attributes and skills to the Board:

•General business management and strategic planning experience from her 5 years as the partner-in-charge of the Chesapeake Business Unit Audit Practice of KPMG and over 30 years as a professional at KPMG;
•Understanding of and familiarity with public companies and public company boards from her service as lead audit engagement partner at a major accounting firm;
•Public company accounting, financial statements and corporate finance expertise from over 20 years of service as lead audit engagement partner at a major accounting firm; and
•General familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C. region for more than 35 years.

PAUL T. MCDERMOTT	Served as Trustee since 2013

Paul T. McDermott was elected to the Board of Trustees and named President and Chief Executive Officer of WashREIT in October 2013. Following the 2018 Annual Meeting, Mr. McDermott became the Chairman of the Board of Trustees of WashREIT. Prior to joining WashREIT, he was Senior Vice President and Managing Director for Rockefeller Group Investment Management Corp., a wholly owned subsidiary of Mitsubishi Estate Co., Ltd. from June 2010 to September 2013. Prior to joining Rockefeller Group, he served from 2006 to 2010 as Principal and Chief Transaction Officer at PNC Realty Investors. Between 2002 and 2006, Mr. McDermott held two primary officer roles at Freddie Mac -- Chief Credit Officer of the Multifamily Division and Head of Multifamily Structured Finance and Affordable Housing. From 1997 to 2002, he served as Head of the Washington, D.C. Region for Lend Lease Real Estate Investments. Mr. McDermott brings the following experience, qualifications, attributes and skills to the Board:

•General business management and strategic planning experience from his service as chief executive of WashREIT and his previous service as Senior Vice President of Rockefeller Group;
•Office, retail and residential real estate industry operating and investment experience from his experience as Senior Vice President of Rockefeller Group, Principal and Chief Transaction Officer at PNC Realty Investors and Chief Credit Officer of the Multifamily Division of Freddie Mac;
•Office and residential development experience from his experience as Head of Washington, D.C. Region for Lend Lease Real Estate Investments; and
•Extensive familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C. region for more than 55 years.

THOMAS H. NOLAN, JR.	Served as Trustee since 2015

Thomas H. Nolan, Jr. previously served as Chairman of the Board of Directors and Chief Executive Officer of Spirit Realty Capital, Inc. (NYSE: SRC) from September 2011 until May 2017. Mr. Nolan previously worked for General Growth Properties, Inc. (“GGP”), serving as Chief Operating Officer from March 2009 to December 2010 and as President from October 2008 to December 2010. He also served as a member of the board of directors of GGP from 2005 to 2010. From July 2004 to February 2008, Mr. Nolan served as a Principal and Chief Financial Officer of Loreto Bay Company, the developer of the Loreto Bay master planned community in Baja, California. From October 1984 to July 2004, Mr. Nolan held various financial positions with AEW Capital Management, L.P., a national real estate investment advisor, and from 1998 to 2004, he served as Head of Equity Investing and as President and Senior Portfolio Manager of The AEW Partners Funds. Mr. Nolan currently serves on the Board of Directors of Modiv Inc. (formerly known as RW Holdings NNN REIT). Mr. Nolan brings the following experience, qualifications, attributes and skills to the Board:

•General business management and strategic planning experience from his service as chief executive of Spirit Realty Capital, Inc. and his previous service with GGP;
•REIT industry experience from his service as chief executive of Spirit Realty Capital, Inc. and his previous service with GGP;
•Real estate asset management experience in multiple asset classes from his 20 years with AEW Capital Management, L.P.; and
•Financial and accounting acumen from his 20 years with AEW Capital Management, L.P. and his previous service with GGP and as chief executive of Spirit Realty Capital, Inc.

VICE ADM. ANTHONY L. WINNS (RET.)	Served as Trustee since 2011

Vice Adm. Anthony L. Winns (RET.) most recently served as President, Latin America-Africa Region, Lockheed Martin Corporation (“Lockheed”), a position he held from August 2018 until his retirement in November 2021. Between December 2012 and August 2018, Mr. Winns was President, Middle East-Africa Region at Lockheed. Mr. Winns served as Vice President, International Maritime Programs at Lockheed from October 2011 to December 2012. Between July 2011 and October 2011, Mr. Winns was a defense industry consultant. Mr. Winns retired in June 2011 after 32 years of service in the United States Navy. He served as Naval Inspector General from 2007 to his retirement. From 2005 to 2007, Mr. Winns served as Acting Director and Vice Director of Operations on the Joint Chiefs of Staff. From 2003 to 2005, Mr. Winns served as Deputy Director, Air Warfare Division for the Chief of Naval Operations. Prior to 2003, Mr. Winns served in other staff and leadership positions in Washington, D.C., including at the Bureau of Naval Personnel. He also served as commanding officer of several major commands, including the Pacific Patrol/Reconnaissance task force, the USS Essex, an amphibious assault carrier, and a naval aircraft squadron. Mr. Winns also serves as a director on the boards of CareSource and the Navy Mutual Aid Association. Mr. Winns brings the following experience, qualifications, attributes and skills to the Board:

•General enterprise management and strategic planning experience from his 10 years of service as a commanding officer of various military units (including a naval vessel) and 11 years of service in senior staff positions in the Pentagon;
•Government contracting experience from his three years of service managing U.S. Navy procurement programs as Deputy Director, Air Warfare Division for the Chief of Naval Operations;
•Extensive operations and management experience from his 16 years of service in staff positions in the Pentagon and service as President, Middle East-Africa and Latin America-Africa Regions, Lockheed Martin Corporation; and
•General familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C. region for more than 25 years.

Board Governance
Leadership Structure
The Board has concluded that WashREIT should maintain a Board leadership structure in which either the Chairman or a lead trustee is independent under the rules of the NYSE. As a result, the Board adopted the following Corporate Governance Guideline setting forth this policy:
The Board annually elects one of its trustees as Chairman of the Board. The Chairman of the Board may or may not be an individual who is independent under the rules of the NYSE (and may or may not be the same individual as the Chief Executive Officer). At any time that the Chairman of the Board is not an individual who is independent under the rules of the NYSE, the Board will appoint a Lead Independent Trustee elected by the independent trustees. The current Chairman of the Board is the Chief Executive Officer and is not independent under the rules of the NYSE. Accordingly, the Board has appointed a Lead Independent Trustee. The Lead Independent Trustee has authority to: (i) preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent trustees; (ii) serve as a liaison between the Chairman of the Board and the independent trustees; (iii) approve information sent to the Board; (iv) approve meeting agendas for the Board; (v) approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; (vi) call meetings of the independent trustees; and (vii) if requested by major shareholders, consult and directly communicate with such shareholders.
The Board believes that the leadership structure described in our Corporate Governance Guidelines is appropriate because it ensures significant independent Board leadership regardless of whether the Chairman is independent under the rules of the NYSE. Currently, our Chairman of the Board, President and Chief Executive Officer is Paul T. McDermott, and Edward S. Civera serves as our Lead Independent Trustee.
The Board recognizes that one of its key responsibilities is to evaluate and determine the optimal leadership structure for the Board in order to provide independent oversight of management. The Board understands that there is no single generally accepted approach to providing Board leadership and the appropriate Board leadership structure may vary as circumstances warrant. Consistent with this understanding, our independent trustees periodically consider the Board’s leadership structure. The Board believes that combining the Chairman and Chief Executive Officer roles is an appropriate corporate governance structure for WashREIT at this time because it utilizes Mr. McDermott’s extensive experience and knowledge regarding WashREIT’s business segments while still providing for effective independent leadership of our Board and WashREIT through a Lead Independent Trustee.

Independence
Under NYSE rules, a majority of the Board must qualify as “independent.” To qualify as “independent,” the Board must affirmatively determine that the trustee has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). The Board has determined that all Trustee Nominees, with the exception of Mr. McDermott, are “independent,” as that term is defined in the applicable NYSE listing standards.
The Board has adopted a categorical standard that a member of the Board serving as an outside director, a non-executive officer and/or an employee of a tenant or vendor of WashREIT (but in any case holding less than 1% of the stock of such tenant or vendor) will not impair the trustee’s status as an independent trustee or independent audit committee member if (i) the trustee does not negotiate or approve the lease or vendor contract with WashREIT in his or her capacity with such tenant or vendor and (ii) if the trustee is a non-executive officer and/or an employee of such tenant or vendor, such tenant or vendor has not made payments to WashREIT, or received payments from WashREIT, in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of either party’s consolidated gross revenues.
Risk Oversight
One of the key functions of the Board is informed oversight of our risk management process. As an initial matter, the Board considers actual risk monitoring and management to be a function appropriately delegated to WashREIT management, with the Board and its committees functioning in only an oversight role.
•Our Board administers this oversight function directly, with support from its three standing committees, the Audit Committee, Compensation Committee and the Corporate Governance/Nominating Committee, each of which addresses risks specific to its respective areas of oversight. The Board coordinates all risk oversight activities of the Board and its committees, including appropriate coordination with WashREIT’s business strategy. Additionally the Board is responsible for review and oversight of the Company’s cybersecurity risks and the programs and steps implemented by management to assess, manage and mitigate any such risks.
•The Audit Committee oversees material financial reporting risk and risk relating to REIT non-compliance, as well as the steps that management has taken to monitor and control exposure to such risks. The Audit Committee also monitors compliance with legal and regulatory requirements and oversees the performance of our internal audit function. The Audit Committee works in coordination with the Board and periodically reports any findings to the Board.
•The Compensation Committee oversees financial risk, financial reporting risk and operational risk, in each case arising from WashREIT’s compensation plans, as well as the steps that management has taken to monitor and control exposure to such risks. The Compensation Committee also seeks to ensure that compensation plans are designed with an appropriate balance of risk and reward in relation to the Company’s overall business strategy and that the plans do not encourage excessive or unnecessary risk-taking behavior. The Compensation Committee also reviews compensation risk disclosure to the extent required under applicable NYSE rules. The Compensation Committee works in coordination with the Board and periodically reports any findings to the Board.
•The Corporate Governance/Nominating Committee oversees executive succession risk and Board function risk, as well as the steps that management has taken to monitor and control exposure to such risks. The Corporate Governance/Nominating committee also oversees risks relating to environmental and sustainability matters, corporate social responsibility matters and human capital matters. The Corporate Governance/Nominating Committee works in coordination with the Board and periodically reports any findings to the Board.
•The Board oversees all other material risks applicable to WashREIT, including operational, cybersecurity, catastrophic and financial risks that may be relevant to WashREIT’s business.
Under its policy, the Board also involves the Audit Committee in its risk oversight functions as required by applicable NYSE rules.
Meetings
The Board held 14 meetings in 2021. During 2021, each incumbent trustee attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which he or she served (during the periods that he or she served). Each member of the Board attended the Annual Meeting in 2021. The Board does not have a formal written policy requiring trustees to attend the Annual Meeting, although trustees have traditionally attended.
WashREIT’s trustees who qualify as “non-management” within the meaning of the NYSE rules meet at regularly scheduled executive sessions without management participation. The sessions are presided over by the Lead Independent Trustee. In 2021, the Board met in executive session without the Chairman, President and Chief Executive Officer seven times.
Shareholder Outreach and Engagement
We value the views of our shareholders and regularly solicit input from them in order to better understand their perspectives on our Company, including our performance, capital allocation strategy, and matters related to corporate governance and corporate social responsibility. Our commitment to understanding the perspectives of our shareholders facilitates alignment of the interests of our shareholders and our Company and helps inform the Board’s decision-making. During 2021, our executive management team participated in numerous investor outreach events, primarily in the form of virtual conferences, investor presentations, and individual meetings with investors throughout the year. We view investor engagement as a critical component of sound corporate governance and long-term shareholder value creation and we remain committed to maintaining a frequent and open dialogue with our shareholder base.

Committee Governance
Our Board has three standing committees, an Audit Committee, a Compensation Committee and a Corporate Governance/Nominating Committee. The membership and the function of each of these committees are described below:

	Audit	Compensation	Corporate Governance/Nominating
Benjamin S. Butcher		l	l
William G. Byrnes	l		l
Edward S. Civera	l	l
Ellen M. Goitia	Chair		l
Thomas H. Nolan, Jr.	l	Chair
Vice Adm. Anthony L. Winns (RET)		l	Chair
Number of meetings held during 2021	5	6	4

Audit Committee
All members of the Audit Committee are, and were during 2021, “independent” under NYSE rules. The Board has determined that each member of the Audit Committee qualifies as an audit committee financial expert, as that term is defined in the rules of the SEC.
The Audit Committee operates pursuant to a charter that was approved by the Board and that is reviewed and reassessed at least annually. The Audit Committee’s oversight responsibility includes oversight relating to: (i) the integrity of WashREIT’s consolidated financial statements and financial reporting process; (ii) WashREIT’s systems of disclosure controls and procedures, internal control over financial reporting and other financial information provided by WashREIT; (iii) WashREIT’s compliance with financial, legal and regulatory requirements; (iv) the annual independent audit of WashREIT’s financial statements, the engagement and retention of the registered independent public accounting firm and the evaluation of the qualifications, independence and performance of such independent public accounting firm; (v) the role and performance of WashREIT’s internal audit function; and (vi) the fulfillment of the other responsibilities of the Audit Committee set forth in its charter, including overseeing certain financial risks, as discussed above, and considering potential related party transactions, as discussed below.
The Audit Committee assists the Board in oversight of financial reporting, but the existence of the Audit Committee does not alter the responsibilities of WashREIT’s management and the independent accountant with respect to the accounting and control functions and financial statement presentation. For a more detailed description of the Audit Committee’s duties and responsibilities, please refer to the “Audit Committee Report” below in this Proxy Statement. The Audit Committee’s charter is available on our website, www.washreit.com, under the heading “Investors” and subheading “Corporate Governance - Governance Documents,” and upon written request.

Compensation Committee
All members of the Compensation Committee are, and were in 2021, “independent” under NYSE rules. The Compensation Committee operates pursuant to a charter that was approved by the Board and that is reviewed and reassessed at least annually. The Compensation Committee’s responsibilities include, among other duties: (i) discharging responsibilities relating to compensation of WashREIT’s Chief Executive Officer, other executive officers and trustees, taking into consideration, among other factors, any shareholder vote on compensation; (ii) implementing and administering WashREIT’s compensation plans applicable to executive officers; (iii) overseeing and assisting WashREIT in preparing the Compensation Discussion and Analysis for inclusion in WashREIT’s proxy statement and/or Annual Report on Form 10-K; (iv) providing for inclusion in WashREIT’s proxy statement a description of the processes and procedures for the consideration and determination of executive officer and trustee compensation; and (v) preparing and submitting for inclusion in WashREIT’s proxy statement and/or Annual Report on Form 10-K a Compensation Committee Report. The Compensation Committee also engages in risk oversight, as discussed above, and reviews potential perquisites and benefit policies for executives.
The Compensation Committee’s charter is available on our website, www.washreit.com, under the heading “Investors” and subheading “Corporate Governance - Governance Documents,” and upon written request.
Corporate Governance/Nominating Committee
All members of the Corporate Governance/Nominating Committee are, and were in 2021, “independent” under NYSE rules. The Corporate Governance/Nominating Committee operates pursuant to a charter that was approved by the Board and that is reviewed and reassessed at least annually.
The Corporate Governance/Nominating Committee’s responsibilities include, among other duties: (i) to identify, recruit and recommend to the full Board qualified candidates for nomination by the Board to be elected as trustees by the Company’s shareholders at the annual meeting of shareholders, or to fill Board vacancies consistent with criteria approved by the Board; (ii) to develop and recommend to the Board a set of corporate governance guidelines applicable to WashREIT, and implement and monitor such guidelines as adopted by the Board; (iii) to oversee the Board’s compliance with financial, legal and regulatory requirements and its ethics program as set forth in WashREIT’s Code of Business Conduct and Ethics; (iv) to review and make recommendations to the Board on matters involving the general operation of the Board, including the size and composition of the Board and the structure and composition of Board committees; (v) to recommend to the Board nominees for each Board committee; (vi) to periodically, but no less than annually, facilitate the assessment of the Board’s performance, as required by applicable law, regulations and NYSE corporate governance listing standards; (vii) to oversee the Board’s evaluation of management; (viii) assist management in the preparation of disclosure regarding trustee independence and the operations of the Corporate Governance/Nominating Committee as required by the SEC to be included in the Company’s annual proxy statement; and (ix) to consider corporate governance issues that may arise from time to time and make recommendations to the Board with respect thereto. The Corporate Governance/Nominating Committee shall also oversee, and periodically review and discuss with management and the Board, WashREIT’s strategies, activities and risks relating to environmental and sustainability matters, corporate social responsibility matters and human capital matters and engage in risk oversight, as discussed above.
The Corporate Governance/Nominating Committee’s charter is available on our website, www.washreit.com, under the heading “Investors” and subheading “Corporate Governance - Governance Documents,” and upon written request.
Trustee Nominee Consideration
Selection Process
The Corporate Governance/Nominating Committee’s process for the recommendation of trustee candidates is described in our Corporate Governance Guidelines. Set forth below is a general summary of the process that the Corporate Governance/Nominating Committee currently utilizes for the consideration of trustee candidates. The Corporate Governance/Nominating Committee may, in the future, modify or deviate from this process in connection with the selection of a particular trustee candidate.
•The Corporate Governance/Nominating Committee develops and maintains a list of potential candidates for Board membership on an ongoing basis. Corporate Governance/Nominating Committee members and other Board members may recommend potential candidates for inclusion on such list. In addition, the Corporate Governance/Nominating Committee, in its discretion, may seek potential candidates from organizations, such as the National Association of Corporate Directors, that maintain databases of potential candidates, or engage executive search firms to assist in identifying potential candidates. Shareholders may also put forward potential candidates for the Corporate Governance/Nominating Committee’s consideration by submitting candidates to the attention of the Corporate Governance/Nominating Committee at our executive offices in Washington, D.C. The Corporate Governance/Nominating Committee screens all potential candidates in the same manner regardless of the source of the recommendation.
•The Corporate Governance/Nominating Committee reviews the attributes, skill sets and other qualifications for potential candidates (as discussed below) from time to time and may modify them based upon the Corporate Governance/Nominating Committee’s assessment of the needs of the Board and the skill sets required to meet those needs.
•When the Corporate Governance/Nominating Committee is required to recommend a candidate for nomination for election to the Board at an annual or special meeting of shareholders, or otherwise expects a vacancy on the Board to occur, it commences a candidate selection process by reviewing all potential candidates against the current attributes, skill sets and other preferred qualifications in order to determine whether a candidate is suitable for Board membership. This review may also include an examination of publicly available information and consideration of the NYSE independence requirements, the number of boards on which the candidate serves, the possibility of interlocks, other requirements or prohibitions imposed by applicable laws, regulations or WashREIT policies and practices, and any actual or potential conflicts of interest. The Corporate Governance/Nominating Committee then determines whether to remove any candidate from consideration as a result of the foregoing review. Thereafter, the Corporate Governance/Nominating Committee determines a proposed interview list from among the remaining candidates and recommends such interview list to the Board.
•Following the Board’s approval of the interview list, the Chair of the Corporate Governance/Nominating Committee or, at his or her discretion, other trustees, interview the potential candidates on such list. After the completion of candidate interviews, the Corporate Governance/Nominating Committee determines a priority ranking of the potential candidates on the interview list and recommends such priority ranking to the Board.
•Following the Board’s approval of the priority ranking, the Chair of the Corporate Governance/Nominating Committee or, at his or her discretion, other trustees, contact the potential candidates based on their order in the priority ranking. When a potential candidate indicates his or her willingness to accept nomination to the Board, the recommendation process is substantially complete. Subject to a final review of eligibility under WashREIT policies and applicable laws and regulations using information supplied directly by the candidate, the Corporate Governance/Nominating Committee then recommends the candidate for nomination.
The Corporate Governance/Nominating Committee’s minimum qualifications and specific qualities and skills required for trustees are also set forth in our Corporate Governance Guidelines. Our Corporate Governance Guidelines currently provide that each trustee candidate, at a minimum, should possess the following attributes: integrity, trustworthiness, business judgment, credibility, collegiality, professional achievement, constructiveness and public awareness. Our Corporate Governance Guidelines also provide that, as a group, the independent trustees should possess the following skill sets and characteristics: financial acumen equivalent to the level of a public company chief financial officer or senior executive of a capital market, investment or financial services firm; operational or strategic acumen germane to the real estate industry; public and/or government affairs acumen; corporate governance acumen, gained through service as a senior officer or director of a publicly-owned corporation or comparable academic or other experience; and diversity in terms of age, race, gender, ethnicity, geographic knowledge, industry experience and expertise, board tenure and culture. Additionally, our bylaws provide that no person shall be nominated for election as a trustee after his or her 72nd birthday, except under circumstances set forth in the bylaws.
As discussed above, Diversified Search, an executive search firm, was retained in 2021 to assist with identifying potential trustee candidates. All potential candidates were evaluated based on the criteria established for potential trustees as listed above. The Board believes Ms. Banner meets the established criteria and is the best qualified candidate for election to the Board. Ms. Banner is a new nominee for election to the Board this year, and her nomination was recommended by the Corporate Governance/Nominating Committee and approved by the Board in March 2022.
Diversity Policy
The Board maintains a policy with regard to consideration of diversity in identifying trustee nominees. Consistent with this policy, the Corporate Governance/Nominating Committee specifically considers diversity as a factor in the selection of trustee nominees. The Board believes that the best decisions can be made when a variety of viewpoints contribute to the process. As noted above, the Board defines diversity in our Corporate Governance Guidelines in terms of age, race, gender, ethnicity, geographic knowledge, industry experience and expertise, board tenure and culture.
The Board and the Corporate Governance/Nominating Committee both assess the diversity policy to be effective insofar as it has been actively incorporated into discussions of the Corporate Governance/Nominating Committee with respect to Board membership occurring since the policy was adopted.
Related Party Transactions Policy
Our Board has adopted a written policy regarding transactions with related persons, which we refer to as our “related party transactions policy.” Our related party transactions policy requires that a “related party,” which is defined as (i) any person who is or was a trustee, nominee for trustee, or executive officer of the Company at any time since the beginning of the last fiscal year, even if such person does not presently serve in that role; (ii) any person known by the Company to be the beneficial owner of more than 5% of the Company’s common shares when the related party transaction in question is expected to occur or exist (or when it occurred or existed); and (iii) any person who is or was an immediate family member of any of the foregoing when the related party transaction in question is expected to occur or exist (or when it occurred or existed), must promptly disclose any “related party transaction” (defined as any transaction directly or indirectly involving any related party that is required to be disclosed under Item 404(a) of Regulation S-K) to the General Counsel. Related party transactions must be approved or ratified by either the Audit Committee or the full Board.
The policy provides that the Audit Committee or the full Board shall review transactions subject to the policy and decide whether to approve or ratify those transactions. In evaluating whether a transaction may be a Related Party Transaction, the Board or the Audit Committee may consider such factors as it deems appropriate, which factors may include, without limitation:
•the related party’s interest in the related party transaction;
•the approximate dollar value of the amount involved in the related party transaction;
•whether the transaction was undertaken in the ordinary course of business of WashREIT;
•whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•the purpose of, and the potential benefits to WashREIT of, the transaction; and
•any other information regarding the related party transaction or the related party in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
There were no reportable related-party transactions in 2021.
Communications with the Board
The Board provides a process for shareholders and other interested parties to send communications to the entire Board or to any of the trustees. Shareholders and interested parties may send these written communications c/o Corporate Secretary, Washington Real Estate Investment Trust, 1775 Eye Street, NW, Suite 1000, Washington, D.C. 20006. All communications will be compiled by the Corporate Secretary and submitted to the Board or the Lead Independent Trustee on a periodic basis.
Corporate Governance Guidelines
WashREIT has adopted Corporate Governance Guidelines. Our Corporate Governance Guidelines, as well as the Committee Charters, are available on our website, www.washreit.com, under the heading “Investors” and subheading “Governance - Governance Documents,” and upon written request.
Code of Business Conduct and Ethics
WashREIT has adopted a Code of Business Conduct and Ethics that applies to all of its trustees, officers and employees. The Code of Business Conduct and Ethics is available on our website, www.washreit.com, under the heading “Investors” and subheading “Governance - Governance Documents,” and available upon written request. WashREIT intends to post on our website any amendments to, or waivers from, the Code of Business Conduct and Ethics promptly following the date of such amendment or waiver.
Trustee Compensation
General
Periodically, our Compensation Committee reviews, with advice from Ferguson Partners Consulting (“FPC”), our independent compensation consultant, the compensation for our trustees. Our trustee compensation was last revised in 2019 and took effect immediately following the 2020 Annual Meeting. Under our trustee compensation program, each non-employee trustee receives an annual cash retainer of $55,000. The Lead Independent Trustee is entitled to an additional annual cash retainer of $50,000. Each non-employee trustee who serves as a chair of one of the standing committees of the Board of Trustees, and each non-chair member of a standing committee, receives an additional retainer as follows:

Committee Chair	Annual Cash Chair Retainer
Audit Committee	$20,000
Compensation Committee	$15,000
Corporate Governance/Nominating Committee	$14,000

Non-Chair Committee Member	Annual Cash Committee Retainer
Audit Committee	$10,000
Compensation Committee	$7,500
Corporate Governance/Nominating Committee	$7,500
In addition, each of our non-employee trustees also receives an annual $100,000 common share grant, 50% of which is awarded on December 15 of each calendar year with the remaining 50% awarded on the earlier of the date of the annual meeting of shareholders or May 15. The number of common shares is determined by the closing price of the common shares on the date of grant.
No additional fees are paid to any trustee for their attendance at any Board or committee meeting.
WashREIT has adopted a non-qualified deferred compensation plan for non-employee trustees. The plan allows any non-employee trustee to defer a percentage or dollar amount of his or her cash compensation and/or all of his or her share compensation. Cash compensation deferred is credited with interest equivalent to the weighted average interest rate on WashREIT’s fixed-rate bonds as of December 31 of each respective calendar year. A non-employee trustee may alternatively elect to designate that all of his or her annual board retainer and/or all of his or her share compensation be converted into restricted share units (“RSUs”) at the market price of common shares as of the end of the applicable quarter. The RSUs are credited with an amount equal to the corresponding dividends paid on WashREIT’s common shares. Following a trustee’s separation from service, the deferred compensation plus earnings can be paid either in a lump sum or, in the case of deferred cash compensation only, in installments pursuant to a prior election of the trustee. Compensation deferred into RSUs is paid in the form of shares. Upon a trustee’s death, the trustee’s beneficiary will receive a lump sum payout of any RSUs in the form of shares, and any deferred cash compensation will be paid in accordance with the trustee’s prior election either as a lump sum or in installments. The plan is unfunded and payments are to be made from general assets of WashREIT.
Trustee Ownership Policy
The Board has adopted a trustee share ownership policy for non-employee trustees. Under the policy, each trustee is required to retain an aggregate number of common shares the value of which must equal at least five times the annual cash retainer at the time of their election to the board.
In order to calculate the required number of shares, the annual cash retainer at the time of a trustee’s election (or, if later, the policy implementation date of July 23, 2014) is multiplied by five, with the resulting product then being divided by the average closing price for the 60 days prior to the date of election (or appointment) (or, if later, the policy implementation date). Each non-employee trustee is required to meet the threshold within five years after his or her initial election to the Board. Trustees whose initial election was more than five years before the policy implementation date were required to have met their ownership goal on the policy implementation date (and WashREIT believes all such trustees did, in fact, meet their ownership goal on the policy implementation date). The aggregate number of common shares required to be held by each trustee is determined based on the market value of common shares over the 60 trading days prior to the first date of election (or appointment), as applicable. Once established, a trustee’s common share ownership goal will not change because of changes in his or her annual retainer or fluctuations in WashREIT’s common share price.
In order to effectuate the foregoing policy, common shares received by trustees as compensation vest immediately but are restricted in transfer so long as the trustee serves on the Board pursuant to an additional Board-adopted policy. As a result of the foregoing, our Board members may only sell their common shares received as compensation for Board service after the conclusion of their service on the Board. We believe this transfer restriction strongly promotes the alignment of our Board members’ interests with the interests of our shareholders.
Trustee Compensation Table
The following table summarizes the compensation paid by WashREIT to our non-employee trustees who served on the Board for the fiscal year ended December 31, 2021. All share awards are fully vested (but subject to the transfer restriction noted above). See “Principal and Management Shareholders - Trustee and Executive Officer Ownership” on page 34 for information on each Trustee’s beneficial ownership of shares. Mr. McDermott does not receive any compensation for his service as a member of the Board.

(a)	(b)	(c)	(f)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards[1] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[2] ($)	Total ($)
Benjamin S. Butcher	$70,000	$99,987	$88	$170,075
William G. Byrnes	72,500	99,987	—	172,487
Edward S. Civera	122,500	99,987	—	222,487
Ellen M. Goitia	82,500	99,987	—	182,487
Thomas H. Nolan, Jr.	80,000	99,987	—	179,987
Vice Adm. Anthony L. Winns (RET.)	76,500	99,987	—	176,487
1 Column (c) represents the total grant date fair value of all equity awards computed in accordance with FASB ASC Topic 718.

2 Represents above market earnings on deferred compensation pursuant to the deferred compensation plan.

Executive Officers
Set forth below is certain information regarding each of our current executive officers as of April 1, 2022, other than Mr. McDermott, who is both an executive officer and a trustee and whose biographical information can be found on page 16. There are no family relationships between any trustee and/or executive officer.
In 2021, WashREIT had three named executive officers (“NEOs”), Paul T. McDermott, Stephen E. Riffee and Taryn D. Fielder and had no executive officers other than these NEOs. On February 2, 2022, Ms. Susan Gerock became an executive officer upon her promotion to Senior Vice President, Chief Information Officer. On February 25, 2022, Taryn D. Fielder and the Company agreed to a mutual separation, pursuant to which Ms. Fielder tendered her resignation as Senior Vice President, General Counsel and Corporate Secretary of the Company, effective February 25, 2022.
Current Executive Officers

STEPHEN E. RIFFEE	Age 64
Executive Vice President and Chief Financial Officer

Stephen E. Riffee joined WashREIT as Executive Vice President and Chief Financial Officer-elect on February 17, 2015. Mr. Riffee then was elected Chief Financial Officer on March 4, 2015. Prior to joining WashREIT, Mr. Riffee served as Executive Vice President and Chief Financial Officer for Corporate Office Properties Trust ("COPT"), an NYSE office REIT, from 2006 to February 2015. In this role he oversaw all financial functions, including accounting, legal department and information technology at COPT. Between 2002 and 2006, he served as Executive Vice President and Chief Financial Officer for CarrAmerica Realty Corporation, an NYSE-listed office REIT.

SUSAN L. GEROCK	Age 55
Senior Vice President and Chief Information Officer

Susan L. Gerock joined WashREIT in April 2016 as Vice President, Information Technology and Chief Information Officer. In February 2022, Ms. Gerock was promoted to Senior Vice President, Chief Information Officer. In such capacity, she is responsible for the leadership, integrative management and direction for company information systems including corporate-wide planning, budgeting for information technologies and coordination and integration of all company information technology and cybersecurity matters. She has over 22 years of management and information technology experience in commercial real estate, manufacturing, and retail. Prior to joining WashREIT, she held various roles at COPT, her most recent serving as Senior Vice President and Chief Information Officer. She previously served as a Senior Information Technology Director for CarrAmerica, an NYSE-listed office REIT and as an Information Technology Director for Archstone-Smith.

CORPORATE RESPONSIBILITY
2021 was a year of transformation for WashREIT—and for our sustainability program as well. Our portfolio transformation into a multifamily REIT (“our “Transformation”) creates the opportunity to embed environmental, social, and governance (“ESG”) practices into every aspect of our business, and to redefine the material ESG priorities for a newly-focused multifamily company. While many of our ESG goals are evolving, our commitment to prioritizing the environmental, social, and governance activities that deliver the most impactful results for our stakeholders remains the same. Following the formalization of the Board’s oversight of ESG matters in 2020, we remain focused on implementing and improving our ESG initiatives and recognize that environmental and social matters, together with strong corporate governance, play a critical role in the execution of our strategy.
For more information on WashREIT’s Corporate Responsibility initiatives and to view WashREIT’s 2021 ESG Report, visit the Corporate Responsibility section of our website, which is available under the “Who We Are” tab at https://www.washreit.com. Information on or accessible through our website is not and should not be considered part of this Proxy Statement.
Environmental Matters
Sustainable Leadership in the Multifamily Space
Mitigating energy, water, waste, and greenhouse gas emissions is an essential part of effective property management. For the value-add multifamily sector, which has often appeared to lack investment in sustainability and efficiency opportunities, we are proud to say that we are raising the bar for sustainability advancement. As the first in the country to achieve BREEAM certification for existing multifamily properties, we paved a new path for the Class B multifamily space to deliver superior efficiency and sustainability performance. Beyond the achievement of the certifications necessary to fulfill our 2020 Green Bond Allocation requirements, we obtained BREEAM certifications for a total of eight residential properties. As we continue our Transformation, this achievement showcases our commitment to bring all of our properties, including both new acquisitions and new developments, up to WashREIT's standard for delivering superior efficiency and sustainability performance for our residents.
Net Zero Carbon Commitment
Establishing a path to limit our contributions to climate change is one of the most important guideposts that we can set as a company. We are proud of the significant energy and greenhouse gas reductions we have achieved over the previous five years but we believe that it is time to accelerate and reorient our reductions to a carbon neutral path. For that reason, this year we made a commitment to achieve net zero carbon operations in alignment with the Urban Land Institute’s Greenprint Net Zero by 2050 Goal. This commitment serves as confirmation that our objective of reducing our carbon emissions will be fully integrated into our strategic decisions across all levels and functions throughout our Transformation and beyond. We are taking a deliberate approach and following a rigorous process to set our interim reduction targets and identify the carbon reduction strategies necessary to support these targets. Such strategies will continue to building on our experience deploying energy efficiency and renewable energy projects, as well as bring additional innovation to our portfolio. This work is underway and will be further detailed in our 2022 ESG Report which we expect to publish later this year.
Progress Against 2025 Goals
Because WashREIT is committed to the efficient and sustainable operation of our properties for the entire lifespan of ownership, we established energy, greenhouse gas, and waste reduction targets to be achieved by 2025, which continues to drive year-over-year improvement. From 2015 thru 2020 (the most recent year for which we have complete data), we achieved a 23.9% reduction in energy use intensity, a 30.6% reduction in greenhouse gas emissions, and diversion of 41.9% of waste from landfills. For each of our energy, greenhouse gas, and waste reduction targets, we are proud to report that we have already surpassed our 2025 energy and greenhouse gas goals and are on track to meet the waste goal more than a year ahead of our target. While we can attribute some of the fast-paced progress to the pandemic, we also applaud our team for their proactive management of resources in response to office usage levels.
Social Matters
We support our employees with a robust employee benefits program, including a flexible vacation policy, parental leave, 401(k) matching, tuition reimbursement, an Employee Assistance Program, and other programs. Additionally, we have a wellness program that offers fun, engaging challenges designed to encourage our employees’ consistent improvement of their physical, mental, and financial well-being. Programs we run throughout the year include biometric screenings, personal finance check-ups, and healthy lunch challenges.
Our technological advances have allowed our teams to work remotely with significant flexibility, which was especially important during the COVID-19 pandemic.
WashREIT’s Diversity, Equity, Inclusion, and Belonging Initiative (“DEIB”) is a long-term commitment to promote an environment where each individual feels comfortable being their most authentic selves. We believe diversity of backgrounds, experiences, cultures, ethnicities, and interests leads to new ways of thinking and drives organizational success. Our DEIB Council works closely with WashREIT’s senior leadership team and Board of Trustees. The DEIB Council both tracks and monitors our diversity metrics and facilitates learning and training opportunities that include: Diversity Speaker Series, company-wide bias and anti-racism training, targeted recruitment and relationship development with diverse industry groups for internships and employment opportunities, partnerships with community-based non-profits for volunteer activities, and administration of an inclusion and belonging employee survey.

Corporate Governance Matters
The Board of Trustees is committed to strong corporate governance. Our governance framework is designed to promote the long-term interests of WashREIT and our shareholders and strengthen Board and management accountability.
Corporate Governance Highlights

WHAT WE DO
☑	Annual Election of Trustees. All of our Trustees stand for election annually
☑
Majority Voting Standard for Trustees with Trustee Resignation Policy. Our bylaws include a majority-voting standard for the election of Trustees in uncontested elections. Under our Corporate Governance Guidelines, any incumbent Trustee who fails to receive the required vote for re-election is expected to offer to resign from our Board of Trustees.

☑	Concurrent Shareholder Power to Amend our Bylaws. Our bylaws may be amended by either our shareholders or the Board.
☑	Independent Board. Six of our existing seven Trustees and Ms. Banner are independent and all members serving on our Audit, Compensation and Corporate Governance/Nominating Committees are independent.
☑
Lead Independent Trustee. Our Lead Independent Trustee ensures strong, independent leadership and oversight of our Board of Trustees by, among other things, presiding at executive sessions of the independent Trustees.

☑	Board Evaluations. Our Corporate Governance/Nominating Committee oversees annual evaluations of our Board and its committees.
☑	Risk Oversight by Full Board and Committees. A principal function of our Board is to oversee risk assessment and risk management related to our business.
☑	Code of Ethics. A robust Code of Business Conduct and Ethics is in place for our Trustees, officers and employees.
☑	Clawback Policy. Our Board has voluntarily adopted a formal clawback policy that applies to cash and equity incentive compensation.
☑	Anti-Hedging and Anti-Pledging. Our Trustees, executive officers and employees are subject to anti-hedging and anti-pledging policies.
☑	Annual Say-on-Pay. We annually submit “say-on-pay” advisory votes to shareholder for their consideration and vote.
☑
Sustainability. We strive to conduct our business in a socially responsible manner that balances consideration of environmental and social issues with creating long-term value for our Company and our shareholders. We publish an annual report on the achievement of our sustainability goals.

☑	No Over-boarding. Our Corporate Governance Guidelines limit Trustee membership on other public company boards.
☑	Shareholder-requested Meetings. Our bylaws permit shareholders to request the calling of a special meeting.
☑	No Poison Pill. No Shareholder Rights Plan in effect.
☑	Share Ownership Policy. We maintain a share ownership policy applicable to our trustees and executive officers.

PRINCIPAL AND MANAGEMENT SHAREHOLDERS
Trustee and Executive Officer Ownership
The following table sets forth certain information concerning all common shares beneficially owned as of March 23, 2022 by each trustee and trustee nominee, by each of the NEOs and by all current trustees and executive officers as a group. Unless otherwise indicated, the voting and investment powers for the common shares listed are held solely by the named holder and/or the holder’s spouse.

Name	Common Shares Owned [1]	Percentage of Total
Jennifer S. Banner [2]	—	—
Benjamin S. Butcher	44,527	*
William G. Byrnes	93,006	*
Edward S. Civera	69,230	*
Taryn D. Fielder [3]	62,724	*
Ellen M. Goitia	19,409	*
Paul T. McDermott	427,025	*
Thomas H. Nolan, Jr.	29,916	*
Stephen E. Riffee	133,439	*
Vice Adm. Anthony L. Winns (RET.)	41,141	*
All Trustees and Executive Officers as a group (9 persons) [4]	886,544	1.0%
1    Includes common shares issuable, pursuant to vested RSUs, upon the person’s volitional departure from WashREIT, as follows: Mr. Butcher, 44,527; Mr. Byrnes, 62,649; Mr. Nolan, 27,939; Mr. Winns, 41,141; and all trustees and executive officers as a group, 176,256.
2     Ms. Banner is a new nominee for the Board.
3     As previously described, Ms. Fielder resigned effective February 25, 2022. Pursuant to SEC requirements, her security ownership has been excluded from the “All Trustees and Executive Officers as a group” Common Shares Owned tally.
4    This total includes 28,851 shares of our common stock beneficially owned by Susan Gerock, our Senior Vice President and Chief Information Officer, who became an executive officer in February 2022. As a trustee nominee, Ms. Banner is not included. As a former executive, Ms. Fielder is not included in this group.
* Less than 1%.

5% Shareholder Ownership
WashREIT, based upon Schedules 13G filed with the SEC, believes that the following persons beneficially own more than 5% of the outstanding common shares as of March 23, 2022.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	15,984,446	1	18.3%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	13,545,947	2	15.5%
FMR LLC 245 Summer Street Boston, MA 02210	10,618,011	3	12.1%
State Street Corporation 1 Lincoln Street Boston, MA 02111	4,630,567	4	5.3%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	4,344,761	5	5.0%

1    Based upon Schedule 13G/A filed on January 27, 2022. BlackRock, Inc. (“BlackRock”) has sole voting power with respect to 15,340,363 of these shares and sole dispositive power with respect to 15,984,446 of these shares. The Schedule 13G/A further indicates that the following subsidiaries of BlackRock acquired the shares reported on the Schedule 13G/A: BlackRock Life Limited, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors (which beneficially owns 5% or greater of the outstanding shares of the security class being reported on the Schedule 13G), BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited and BlackRock Fund Managers Ltd.
2    Based upon Schedule 13G/A filed on February 10, 2022. The Vanguard Group has shared voting power with respect to 151,325 of these shares, sole dispositive power with respect to 13,315,681 of these shares, and shared dispositive power with respect to 230,266 of these shares.
3     Based upon Schedule 13G filed on February 9, 2022. FMR LLC and Abigail P. Johnson. FMR, LLC has sole voting power with respect to 3,263,331 of these shares and sole dispositive power with respect to 10,618,011 of these shares. Abigail P. Johnson reports sole dispositive power with respect to 10,618,011 shares. The Schedule 13G further indicated that the following subsidiaries of FMR LLC acquired the shares reported in the Schedule 13G: FIAM LLC, Fidelity Management & Research Company and Strategic Advisers LLC. The schedule 13G further indicates that Abigail P. Johnson is a director, the Chairman and Chief Executive Officer of FMR LLC.
4    Based upon Schedule 13G/A filed on February 14, 2022. State Street Corporation has shared voting power with respect to 3,895,084 of these shares and shared dispositive power with respect to 4,630,567 of these shares. The Schedule 13G/A further indicates that the following subsidiaries of State Street Corporation acquired the shares reported on the Schedule 13G/A: SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisors, Australia, Limited, State Street Global Advisors (Japan) Co., Ltd, State Street Global Advisors Asia Limited, State Street Global Advisors Europe Limited and State Street Global Advisors Trust Company.
5    Based upon Schedule 13G filed on February 14, 2022. T. Rowe Price Associates, Inc. has sole voting power with respect to 1,457,061 of these shares and sole dispositive power with respect to 4,344,761 of these shares.

PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Description of Proposal
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we provide our shareholders, annually, with the opportunity to vote, on an advisory basis, on the compensation of our named executive officers, or NEOs, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This proposal is commonly known as a say-on-pay proposal.
Please review the sections of this Proxy Statement entitled “Compensation Discussion and Analysis” for additional details regarding our executive compensation program. Please note, in particular the portion entitled “Compensation Objectives and Components” on page 39 which describes significant components of our executive compensation program and actions taken by the Compensation Committee during and with respect to the 2021 compensation year.
We are asking our shareholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal gives our shareholders the opportunity to express their views on our NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our shareholders to vote FOR the following resolution at the Annual Meeting:
“RESOLVED, that WashREIT’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in WashREIT’s Proxy Statement for the 2022 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission (Item 402 of Regulation S-K), including the Compensation Discussion and Analysis, the compensation tables and narrative disclosure contained in this proxy statement.”
As provided by the Dodd-Frank Act, this vote is advisory, and therefore not binding on WashREIT, the Board or the Compensation Committee. However, the Board and Compensation Committee value the views of our shareholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Voting Matters
Under our bylaws, approval of the say-on-pay proposal requires the affirmative vote of a majority of the votes cast. A majority of votes cast means that the number of votes “FOR” a proposal must exceed the number of votes “AGAINST” that proposal. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of this vote.
Notwithstanding the approval requirements set forth in the previous paragraph, the vote remains advisory, and the Board and Compensation Committee value the opinions of our shareholders regardless of whether approval (as defined in the previous paragraph) is actually obtained.
Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

COMPENSATION DISCUSSION AND ANALYSIS
Despite continued headwinds across 2021 due to the pandemic, it was a transformational year for the Company as we successfully completed our Transformation into a multifamily company and also diversified outside of the Washington D.C. Metro region for the first time in the Company's history.
We embarked on a strategic repositioning of our portfolio, with the goal of transforming into a multifamily company and expanding outside the Washington Metro region for the first time in our history. In 2021, following the sale of the bulk of our office portfolio for gross proceeds of $766.0 million and an additional $168.3 million in retail dispositions, that Transformation is now largely complete. Following our commercial portfolio sales, we initiated our planned geographic expansion into the Southeast, where we continue to grow our footprint. During this transition, we shifted from being a diversified real estate company, with several asset classes/property types all located in the Washington, D.C. Metro region, to a multifamily-focused real estate company with properties in Southeastern markets. The illustration below depicts how we have transformed our portfolio from 2013 through the end of 2021 (based on number of assets in each class or location).
Our transactions in the past year have also helped us realize the following benefits:
•provided financial flexibility to prudently invest in the high-growth Southeastern region
•allowed us to significantly reset our earnings growth profile and enhance geographic diversification
•streamlined and simplified our business model to promote sustainable growth

•improved our cash flow characteristics - lower volatility, lower capex and greater growth going forward
•reduced our net leverage
While transforming into a multifamily-focused REIT, the asset class that we believe has the best long-term growth prospects in our regions, and expanding outside the Washington, D.C. Metro region, we remained focused on other key priorities, including continuous, safe operation of our properties, supporting our tenants, stabilizing our operating fundamentals and striving for good corporate citizenship.
Our 2021 performance highlights include:

☑	Achieved record level of capital recycling
☑
Expanded beyond the Washington, D.C. Metro region
◦Completed the acquisition of two properties in the Atlanta suburbs
◦Continued to look for opportunities in Atlanta, Georgia, Raleigh-Durham, North Carolina, Charlotte, North Carolina and South Carolina

☑	Grew our same-store residential occupancy by 1.9% over 2020
☑	Improved same-store blended effective lease rate growth to 8.4% in Q4 2021 from -6.4% in Q4 2020
☑	Trove, our most recent ground-up multifamily development, leased up and reached stabilized occupancy at faster pace than market average
☑	Re-initiated our renovation programs and completed 180 renovations
☑
Reduced recurring capital expenditures and improved our Adjusted funds from operations growth trajectory
◦Sold office assets (recurring capital expenditures to Net operating income (“NOI”) ratio of 19%)
◦Recycled capital into multifamily assets (recurring capital expenditures to NOI ratio of 5%)

☑	Preserved balance sheet amidst major capital recycling / debt repayment
☑	Achieved first-ever BREEAM certification for multifamily industry in the U.S. by achieving BREEAM certifications for eight residential properties
☑	Issued Green Bond Allocation Report which outlined the full allocation of net proceeds of its $350 million inaugural Green Bond offering
☑	Announced commitment to achieving net zero carbon operations by 2050
☑	Established path to internalize property-level operations and enhance our operating platform
Compensation Objectives and Components
The primary goals of our executive compensation program are to attract and retain the best executive talent while aligning the interests of our executives with those of our shareholders. We believe that providing salaries that fairly reward executives for their value to the organization is a critical base element of compensation. We also view performance-based compensation as a means to further motivate and reward our executives for achievement of our strategic and financial objectives. As a result, a substantial portion of our executive compensation program is performance-based.

A summary of some of the key attributes - what we do and what we don’t do - that define our program, is set forth below:

What We Do	What We Don't Do
We pay for performance - the vast majority of any executive officer’s total compensation being based on performance and therefore “at-risk”	Change in control agreements do not provide for single trigger
We use multiple and balanced performance measures in our STIP established for each performance period	We do not provide tax gross-ups with respect to payments made in connection with a change in control
Payments under our STIP and LTIP are capped	We do not allow hedging or pledging of our shares
We use TSR in our LTIP	We do not guarantee minimum STIP or LTIP payouts or annual salary increases
We have implemented a clawback policy applicable to our executives	We do not pay dividends on performance-based restricted shares until the performance period ends
We have robust share ownership guidelines (which apply to executive officers and Trustees)
Compensation Committee has engaged an independent compensation consultant
In 2020, the Compensation Committee made a number of changes to the executive compensation program, most notably making adjustments to place a larger emphasis towards the long-term incentive plan ("LTIP") and multi-year performance and away from the short-term incentive plan ("STIP") and short-term performance. In February 2020, the Board amended and restated the STIP and the LTIP (the “Current LTIP”). Upon adoption by the Board, each of the STIP and the Current LTIP became effective for the performance periods beginning January 1, 2020. Among other changes, with the goal of further aligning our executive officers’ compensation with the interests of our shareholders, the STIP and the Current LTIP shifted award opportunities from the short-term plan to the long-term plan in order to increase the portion of our executive compensation that is subject to long-term performance.
For 2021, our executive compensation program primarily consisted of base salary, our STIP and our LTIP. The STIP for 2021 consisted solely of a cash component. The LTIP consisted of awards of unrestricted shares and restricted shares. Additionally, pursuant to the STIP for performance periods prior to 2020, 50% of any STIP award was awarded in restricted shares which were subject to a ratable vesting schedule that ran for three years from the January 1 following completion of the one-year performance period. The additional components of our executive compensation program are described below under “Other Executive Compensation Components.”

The Compensation Committee makes compensation decisions after careful analysis of performance information and market compensation data. In developing our executive compensation program, the Compensation Committee established the following compensation guidelines:
•executive base salaries should generally approximate the median base salary of our peer group, but there should also be flexibility to address particular individual circumstances that might require a different result, and
•total direct compensation should result in pay levels consistent with the 75th percentile of our peer group only in circumstances where management has achieved “top level performance” in operational performance and strategic initiatives.
An executive’s salary and total direct compensation are not mechanically set to be a particular percentage of the peer group average. Instead, the Compensation Committee reviews the executive’s compensation relative to the peer group to help the Compensation Committee perform its overall analysis of the compensation opportunity for each executive. Peer group data is not used as the determining factor in setting compensation because (1) the executive’s role and experience within the Company may be different from the officers at the peer companies, (2) the compensation for officers at the peer companies may be the result of over- or under-performance and (3) the Compensation Committee believes that ultimately the decision to establish target compensation for a particular executive should be based on its members’ own business judgment with respect to the compensation opportunity for each executive, taking into account advice from FPC, as noted below.
Say-On-Pay Results and Consideration

Because our recent say-on-pay proposals received the approval of a very significant percentage of those shareholders voting (i.e., approval from holders of more than 98% of our shareholders who cast votes in 2019, 2020 and 2021, respectively), the Compensation Committee considered such results and did not implement programmatic changes to our executive compensation program motivated by the shareholder advisory vote. As discussed below under "Changes to 2021 STIP Performance Measures", the

Compensation Committee did implement changes to the STIP for this year only as a result of our transformation throughout 2021.
On June 1, 2017, the Board determined that, consistent with the Board’s recommendation for the 2017 Annual Meeting and the vote of the shareholders, WashREIT would hold future say-on-pay votes on an annual basis until the next required vote regarding frequency of “say-on-pay” votes is conducted in 2023.

Role of Compensation Consultant and 2021 Peer Group Analysis
Pursuant to the Compensation Committee charter, the decision to retain an independent consultant (as well as other advisors) is at the sole discretion of the Compensation Committee, and any such independent consultant works at the direction of the Compensation Committee. Pursuant to such authority, the Compensation Committee engaged the services of FPC, as an independent executive compensation consultant, to provide advice and counsel in carrying out its duties. In establishing 2021 executive compensation levels, the Compensation Committee Chair worked with FPC to determine the scope of work to be performed to assist the Compensation Committee in its decision-making processes. In conducting its work on 2021 executive compensation levels for the Compensation Committee, FPC also interacted with other members of the Compensation Committee, the Lead Independent Trustee, the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer. FPC also provided the Compensation Committee with competitive pay analysis regarding both the broader market (including a survey of the compensation of similarly situated executives employed by companies in the most recent National Association of Real Estate Investment Trusts, Inc. (“Nareit”) compensation survey) and a group of public REITs. FPC also provided the Compensation Committee with market data on executive pay practices and levels. FPC attended Compensation Committee meetings and, upon request by the Compensation Committee, executive sessions to provide advice and counsel regarding decisions facing the Compensation Committee.
The Compensation Committee has reviewed its relationship with FPC to ensure that FPC is independent from management. This review process includes a review of the services FPC provides, the quality of those services, and fees associated with the services during the fiscal year, as well as consideration of the factors impacting independence that are set forth in NYSE rules.
The Compensation Committee worked with FPC to develop the comparative 10-company peer group below. FPC then conducted a market analysis of executive compensation packages, practices and pay levels based on this group. Due to WashREIT’s unique property-type diversification and geographic focus, it is difficult to construct a peer group that matches WashREIT’s exact business model; however, the Compensation Committee, with FPC’s consultation, believes the companies identified below are suitable peers for 2021, as they (i) fell between 0.7 and 2.2 times the size of WashREIT based on total market capitalization, (ii) operate in one or more of WashREIT’s existing real estate segments, and (iii) are self-advised and internally managed. FPC compared the compensation of WashREIT’s NEOs to the compensation of similarly situated executives employed by companies in the most recent Nareit compensation survey and the peer companies.

Acadia Realty Trust	Cousins Properties Incorporated	Lexington Realty Trust
Brandywine Realty Trust	Highwoods Properties, Inc.	Mack-Cali Realty Corporation
Corporate Office Properties Trust	JBG Smith Properties	Piedmont Office Realty Trust, Inc.
Kite Realty Group Trust
*Columbia Property Trust, which was initially included in the 2021 peer group was removed following their acquisition by funds managed by Pacific Investment Management Company LLC
FPC’s data compared the compensation of WashREIT officers based on base salary and total direct compensation, which included base salary, annual incentive compensation and an annualized present value of long-term incentive compensation. The Compensation Committee considers the amount and mix of base and variable compensation by referencing, for each executive level and position, the prevalence of each element and the level of compensation that are provided in the market based on the FPC comparison analysis.
The Compensation Committee takes into account current financial performance in its evaluation of executive compensation. In particular, as it pertains to 2021, the Compensation Committee took into account key drivers of value creation such as execution of our strategy and portfolio recalibration, capital allocation, balance sheet management, among others, as well as the Company's absolute performance, performance relative to other companies in the industry and external circumstances that impacted the Company's performance. The Compensation Committee does not delegate any of its principal functions or responsibilities.
Role of Executives
The Compensation Committee believes management input is important to the overall effectiveness of WashREIT’s executive compensation program. The Compensation Committee believes the advice of an independent consultant should be combined with management input and the business judgment of the Compensation Committee members to arrive at a proper alignment of compensation philosophy, programs and practices.
The President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer are the management members who interact most closely with the Compensation Committee. These individuals work with the Compensation Committee to provide their perspectives on aligning compensation strategies with our business strategy and on how well our compensation programs appear to be working.

Target Compensation
The targeted compensation by component for our CEO and all other NEOs in 2021 was as follows:

2021 Program
Base
20.0%
CEO
Target LTIP
55.0%
Target STIP
Cash
25.0%

2021 Program
Other NEOs
Base
28.1%
Target STIP Cash
22.7%
Target LTIP
49.2%

Base Salary
The annual base salaries for our NEOs, as determined by our Compensation Committee for our President and Chief Executive Officer and by our President and Chief Executive Officer for our Executive Vice President and Senior Vice President, were as follows:

Position	Name	2021	2020	2019
Chief Executive Officer	Paul T. McDermott	$750,000	$750,000	$650,000
Executive Vice President	Stephen E. Riffee	450,000	450,000	425,000
Senior Vice President	Taryn D. Fielder [1]	350,000	350,000	325,000
1    As previously described, Ms. Fielder resigned effective February 25, 2022.
Prior to 2020, the base salaries of our NEOs had remained unchanged since 2016 for Mr. McDermott and Mr. Riffee and 2017 for Ms. Fielder.
The Compensation Committee, acting in consultation with FPC, reviews and approves salary recommendations annually based on the considerations described above. The 2021 compensation for each of our NEOs was determined based on a review of publicly disclosed compensation packages of executives of other public real estate companies and was intended to ensure that executive salaries generally approximate the median of the peer group.
Short-Term Incentive Plan (STIP)
Under the STIP, all NEOs have the opportunity to receive an annual bonus award, payable in cash following completion of the one-year performance period, based on the achievement of certain performance measures that are established for each performance period. Each year, the Compensation Committee will establish the threshold, target and high performance goals for each performance measure, as well as the weighting attributable to each such performance measure, with the aggregate weighting for all such performance measures to total 100%. Such performance measures will consist of one or more financial performance measures and, if determined by the Compensation Committee, individual performance measures.
Upon or following completion of a performance period, the degree of achievement of each financial performance measure will be determined by the Compensation Committee in its discretion (taking into account absolute performance, performance relative to other companies in the industry, challenges faced by WashREIT and/or positive external circumstances that may have beneficially impacted WashREIT’s performance, input from the Board and a written presentation on satisfaction of such financial performance goals provided by the President and Chief Executive Officer). If the Compensation Committee determines that the degree of achievement of an applicable financial performance measure fell between threshold and target or between target and high, then the portion of the award dependent upon such financial performance measure shall be determined by linear interpolation. If achievement of the applicable financial performance measure falls below threshold, the portion of the award that is dependent on such financial performance measure will not be paid.
Upon or following completion of a performance period, the degree of achievement of any individual performance measures will be determined by the Compensation Committee in its discretion with respect to the Chief Executive Officer, and by the Chief Executive Officer or other immediate supervisor in his or her discretion with respect to all other participants (subject to final approval by the Compensation Committee), and the Compensation Committee will evaluate the degree of achievement of the individual performance measures on a scale of below 1 (below threshold), 1 (threshold), 2 (target) or 3 (high) or any fractional number between 1 and 3. If the Compensation Committee determines that the degree of achievement of the individual performance measures fell between threshold and target or between target and high, then the portion of the award dependent upon such individual performance measures shall be determined by linear interpolation. If achievement of the individual objectives goal falls below threshold level, the portion of the award that is dependent on the individual objectives goal will not be paid.
Each participant’s total award under the STIP with respect to a performance period will be stated as a percentage of the participant’s annual base salary determined as of the first day of that performance period, which percentage will depend upon the participant’s position and the degree of achievement of threshold, target, and high performance goals for the performance period which, except as otherwise determined by the Compensation Committee, will be as set forth in the table below:

	Threshold	Target	High
President and Chief Executive Officer	63%	125%	188%
Executive Vice President	48%	93%	160%
Senior Vice President	35%	65%	115%

The financial and individual performance goals are re-evaluated on an annual basis as to their appropriateness for use with respect to the current performance period and for subsequent annual programs under the STIP based on any potential future changes in business goals and strategy.
The executive can elect to defer 100% of the award pursuant to WashREIT’s Deferred Compensation Plan for Officers. If the executive makes such election, the cash is converted to RSUs and WashREIT will match 25% of deferred amounts in RSUs.
Changes to 2021 STIP Performance Measures
As noted above, 2021 marked a transformational year for WashREIT. Due to the planned sale of the majority of our commercial portfolio in 2021, the Compensation Committee determined in early 2021 that the traditional metrics used to measure financial performance under the STIP in past years (such as Core FFO, Same-Store NOI and leverage) would be ineffective for purposes of measuring and evaluating performance for 2021. After careful deliberation during the spring of 2021 and based on guidance at the time from the Compensation Committee’s independent consultant, FPC, the Compensation Committee determined to modify the 2021 STIP performance measures to use an alternative framework for 2021 only in order to best measure and evaluate participant’s performance during this transformational year. The Compensation Committee intends to return to our more typical financial performance measures in 2022.
In the spring and summer of 2021, the Compensation Committee developed a 2021 STIP Performance Scorecard, containing a number of key initiatives and milestones to accomplish for the year that were balanced across multiple performance dimensions, that was ultimately adopted in the fall of 2021. The scorecard was constructed with ascribed numerical weightings and outcomes tied to performance payouts so that there was an objective scoring framework surrounding the various critical initiatives and milestones. The Compensation Committee focused on key drivers of value creation, such as execution of our strategy and portfolio recalibration, capital allocation, balance sheet management, among other key items. These metrics (outlined below) were contemplated in conjunction with maintaining a 2021 LTIP that contains a high degree of emphasis on relative total shareholder return (TSR) performance.

			Performance Hurdles[1]
Pay Element	Weighting	Metric	Threshold	Target	High
Company Performance Scorecard	75%	Successful execution of office portfolio sale	6	8	10
		Successful execution of retail portfolio sale
		Reinvestment or commitment of substantially all of net commercial sale proceeds into multifamily assets
		Implementation of targeted investor relations campaign around Transformation
		Manage debt repayment to ensure targeted leverage and re-syndicate line of credit
		Build roadmap to define and execute long-term multifamily strategy
Individual Objectives	25%	Performance of individual executive over performance period	Varies by Individual
1    Each of the scorecard metrics will be scored from 0 to 2 based on performance; the scores from all of the six listed metrics will then be added and payouts will be determined based on the threshold, target, and high point values listed above.
In determining 2021 bonus amounts, the Compensation Committee focused primarily on the STIP milestones described below, as well as the Company's achievement of the accomplishments set forth under "2021 Performance Highlights" above. The goal score necessary to earn the respective bonus payout amounts (as a percentage of salary) outlined on page 45 are set forth below.

	Threshold	Target	High
Cumulative Goal Score	6	8	10
If the Compensation Committee determined that the number of performance goals fell between threshold and target or between target and high, then the portion of the award dependent upon such goals was determined by linear interpolation. If achievement of the applicable performance goals falls below threshold (i.e., a score below 6), the portion of the award that is dependent on such goals would not have been paid.
Achievement of 2021 Company Performance Goals
The table below summarizes the Company's 2021 performance against each of the six performance goals established by the Compensation Committee, as well as the significance of each performance goal for purposes of determining executive compensation:

Performance Goal #1: Successful execution of the office portfolio sale

2021 Result	Goal Achievement
Sale of Office Portfolio, gross proceeds of $766.0 Million	2 out of 2 points

Why is this performance goal important? In order to complete our transformation into a multifamily REIT, it was critical to substantially exit out of our office portfolio. This exit provides capital for the acquisition of multifamily assets and the repayment of debt while allowing management to focus on executing our strategy for generating growth in the multifamily sector.
2021 Result: Amidst a backdrop where office properties have and continue to face challenges due to the COVID-19 pandemic, including less demand due to increased ability to work from home, we were able to accelerate the timing of our disposal of twelve of our remaining thirteen office assets, realizing gross proceeds of $766 million. We sold the entire portfolio to a single buyer in one cash transaction, limiting expenses relating to the disposal of these assets and providing an immediate source of capital for repaying debt and acquiring multifamily assets.

Performance Goal #2: Successful execution of the retail portfolio sale

2021 Result	Goal Achievement
Sale of Retail Portfolio, gross proceeds of $168.3 Million	2 out of 2 points
Why is this performance goal important? In order to complete our Transformation into a multifamily REIT, it was also critical to exit out of our remaining retail portfolio. As is the case with the sale of substantially all of our office portfolio as described above, this exit provides capital for the acquisition of multifamily assets and the repayment of debt while allowing management to focus on executing our strategy for realizing growth in the multifamily sector.
2021 Result: Even while the demand for retail properties declined as a result of the COVID-19 pandemic, we were able to accelerate the timing of our disposal of our eight remaining retail properties, realizing gross proceeds of $168.3 million and fully exiting the retail sector. We were able to efficiently sell the entire portfolio to a single buyer in one cash transaction, providing an immediate source of capital for repaying debt and acquiring multifamily assets, while minimizing transaction costs.

Performance Goal #3: Reinvestment or commitment of substantially all of net commercial sale proceeds into multifamily assets

2021 Result	Goal Achievement
Acquisition of or agreement to acquire 2 assets, aggregate acquisition price of $154.0 Million	1 out of 2 points
Why is this performance goal important? A key component of our strategic Transformation is the expansion of our multifamily portfolio including entering into Southeastern markets. Our research shows that these markets represent a significant and growing pipeline of multifamily investment opportunities. The redeployment of commercial assets sales proceeds into multifamily assets in the Southeastern markets represents the critical first step in this expansion strategy.

2021 Result: Since we previously have only operated in the Washington, D.C. Metro region, expansion into new markets required significant efforts in research, strategy and outreach to brokers and potential sellers of multifamily assets. In addition, the multifamily markets in the Southeastern region are very typically competitive with multiple offers for every available asset. In light of these factors, although we did not reinvest substantially all of the net proceeds during 2021, the redeployment of $154.0 million into acquired assets was a significant accomplishment.

Performance Goal #4: Implementation of targeted Investor Relations campaign around Transformation

2021 Result	Goal Achievement
Successfully executed campaign	2 out of 2 points
Why is this performance goal important? The disposition of our office and retail portfolios and the announced intention to enter new markets were significant departures from our previous business model. A failure to effectively communicate the strategic reasons for and messaging around the benefits of our Transformation could have potentially created confusion or other concerns that could have adversely impacted the Company. A targeted, robust investor relations campaign was critical for communicating the strategic reasons for the Transformation and giving investors confidence in our strategic plan and our ability to execute.
2021 Result: Simultaneous with announcing the execution of the purchase and sale agreement for the office portfolio, we released an investor presentation that provided the details of the strategic plan and the research that supported the reasons for the Transformation. Further, we held an investor call that day and subsequently met over 50 investors or analysts. We also significantly changed the format and content of our quarterly earnings release supplemental information to reflect our transformation into a multifamily REIT. Following this investor outreach, we currently have 6 multifamily analysts covering the Company.

Performance Goal #5: Manage debt repayment to ensure targeted leverage and resyndicate line of credit

2021 Result	Goal Achievement
Successfully used proceeds from sale of commercial assets to repay debt and renewed line of credit	2 out of 2 points
Why is this performance goal important? A lower leverage ratio makes our leverage ratio more comparable to the typical leverage ratios of other multifamily REITs and leaves us with the capacity and flexibility to take on additional debt in the future as we expand into Southeastern markets.
2021 Result: Part of the strategic plan was to delever WashREIT from a Net Debt/EBITDA ratio in the low 6x range to a ratio in the mid to high 5x range, which we achieved by using a portion of the proceeds from sales of the office and retail portfolios to prepay $300 million of notes payable with scheduled maturity in 2022 and $150 million of term loans with scheduled maturity in 2023. Additionally, our line of credit was scheduled to mature in 2022 (prior to exercising any extension options). Its renewal in August of 2021 ensured that we have this critical source of short-term liquidity while we pursue acquisitions in Southeastern markets and move forward as a multifamily REIT. As a result of these actions, we have no debt with scheduled maturity in 2021 and only $100.0 million of scheduled debt maturities within the following five years.

Performance Goal #6: Build roadmap to define and execute long-term multifamily strategy

2021 Result	Goal Achievement
Successfully prepared comprehensive roadmap	2 out of 2 points
Why is this performance goal important? The transformation from a diversified, regional REIT to a multifamily REIT operating in multiple markets requires a reimagining of how we conduct business. Successful execution of our long-term multifamily strategy requires that the Company optimize its operations to support multifamily communities in multiple markets. This effort includes creating a scalable operating platform, developing and implementing a detailed workforce plan, undergoing a comprehensive branding evolution, and investing in and implementing new information systems.
2021 Result: We successfully worked with a consulting firm to develop a detailed roadmap to execute the long-term multifamily strategy, which includes the plan to internalize property-level residential operations, and have communicated this roadmap to the Company’s employees.
As further described in 2022 Compensation Outlook, with our Transformation largely completed, we plan to revert back to our historical STIP design and implement financial performance metrics once again for fiscal year 2022.
Achievement of 2021 Individual Measures
In the case of the individual objectives (25% weighting) portion of the STIP, the Compensation Committee reviewed and determined the performance of Mr. McDermott and Mr. McDermott reviewed and determined the performance of each of the other executives. With respect to the Compensation Committee’s determination of Mr. McDermott’s performance and Mr. McDermott's determination of the performance of the other executives, the following factors were considered: the comprehensive planning and execution of the Company’s strategic Transformation, including refining our investment strategy based on extensive research to target high growth markets in the Southeast, developing an effective investor outreach campaign, performing extensive tax planning, successfully executing sales of substantially all of our office portfolio and our remaining retail portfolio in a challenging economic environment, beginning to reinvest those proceeds in multifamily assets in our target markets and creating a roadmap to internalize property-level residential operations. The Committee and Mr. McDermott also considered the continued successful execution of the capital plan, which has strengthened the balance sheet by raising equity, renewing our revolving credit facility and further deleveraging by repaying unsecured debt, delivering on our ESG priorities, strengthening our information technology infrastructure and cybersecurity protections, and the ongoing operational improvements within WashREIT. In addition to the factors above, with respect to Mr. McDermott’s determination of the performance of the other executives, Mr. McDermott took into account the performance in 2021 of each executive in leading his or her respective department and WashREIT as a whole and in contributing to the financial and operational accomplishments of WashREIT. The final determinations of the Compensation Committee and Mr. McDermott with respect to individual performance are reflected in the actual payout amounts for 2021 under the STIP as presented in the Summary Compensation Table and related footnotes within this Proxy Statement.
STIP Payout Determinations by Compensation Committee
Based on the results outlined above, the Compensation Committee approved the following awards under the STIP in 2021:

	Target 2021 STIP Award	Actual 2021 STIP Award
President and Chief Executive Officer	$937,500	$1,410,000
Executive Vice President	418,500	712,463
Senior Vice President	227,500	376,250

Long-Term Incentive Plan (LTIP)
Long-Term Incentive Compensation
Under the Current LTIP, executives are provided the opportunity to earn awards based on (i) the achievement of performance measures (which may consist of one of more shareholder return measures and one or more strategic measures), which are established for each performance period, and (ii) continued employment with the Company. The aggregate weighting for the performance measures and the time-based measures, as determined by the Compensation Committee, totals 100%. Each year, the Compensation Committee will establish the threshold, target and high performance goals for each performance measures, and upon or following completion of a performance period, the degree of achievement of each performance measure is determined by the Compensation Committee it its discretion. The awards earned under the Current LTIP are payable in our common shares of beneficial interest. Because the shares awarded for the achievement of performance measures will be issued only after the three-year performance period has ended, no dividends will be paid on such shares until the actual performance has been achieved. Dividends will be paid on the shares awarded for continued employment from the date of grant. The Current LTIP is a “rolling” plan, with a new three-year performance period commencing on January 1 of each year.
Each participant’s total award under the Current LTIP with respect to a performance period is stated as a percentage of the participant’s annual base salary determined as of the beginning of the performance period, which percentage is dependent upon the participant’s position and the degree of achievement of threshold, target, and high performance goals for the performance period which, except as otherwise determined by the Compensation Committee, is as set forth in the table below:

	Threshold	Target	High

President and Chief Executive Officer	198%	275%	440%
Executive Vice President	143%	200%	295%
Senior Vice President	100%	143%	207%
The Current LTIP provides that, following completion of a performance period, 100% of the performance-based award associated with such completed performance period vest immediately upon grant.
2021 LTIP Performance Measures Determined by Compensation Committee
In February 2021, the Compensation Committee determined that the allocation of awards for the performance period under the Current LTIP commencing on January 1, 2021 would be as follows:

			Performance Hurdles
Pay Element	Weighting	Metric	Threshold	Target	High
Performance-Based Equity	60%	Relative TSR vs. Peer Group (30%)	33rd percentile	51st percentile	76th percentile
		Relative TSR vs. FTSE Nareit Office/Residential Indices (30%)	33rd percentile	51st percentile	76th percentile
Time-Based Equity	40%	Vests ratably over three years
This allocation was a change from the allocation of awards for the performance period under the Current LTIP commencing on January 1, 2020, which were allocated (1) 40% time-vesting (based on the Target award opportunity), (2) 30% vesting based on shareholder return (50% of which is calculated based on WashREIT’s TSR relative to the company’s 2020 peer group and the other 50% of which is calculated based on WashREIT’s TSR relative to the FTSE Nareit Diversified Index), and (3) 30% vesting based on achievement of strategic goal.
2021 Time-Based Awards – 40%
Time-based awards under the Current LTIP are subject to a three-year vesting schedule, with the award vesting in one-third increments on each December 15 of the applicable performance period if the participant remains employed by the Company on each of such dates.
2021 Relative TSR (Peer Group) – 30%
For relative TSR (Peer Group), WashREIT’s TSR performance is measured over the applicable performance period against a peer group of companies selected by the Compensation Committee, after consultation with its independent compensation consultant, at the beginning of the performance period. See "- Role of Compensation Consultant and 2021 Peer Group Analysis". Prior to determining performance for an applicable period, the Compensation Committee will remove companies from the peer group for such period that cease to be peer group companies as a result of acquisitions, divestitures and other similar actions. Threshold, target and high performance levels for Relative TSR (Peer Group) are the 33rd, the 51st and the 76th percentiles, respectively. If relative TSR falls between these percentiles, the actual relative TSR performance level is to be determined by linear interpolation (with an associated payout level in between threshold and target performance levels, or target and high performance levels, as applicable). If relative TSR falls below the applicable threshold level, the portion of the award that is dependent on such goal will not be paid.
2021 Relative TSR (FTSE Nareit Office and Residential Indices) – 30%
For relative TSR (FTSE Nareit Office and Residential Indices), WashREIT’s TSR performance is compared against that of the companies comprising the FTSE Nareit Office and Residential Indices. Each index will be weighted based on total net operating income over the performance period for each respective sector as a percentage of net operating income for each of the Company’s office and multifamily portfolios. Threshold, target and high performance levels for relative TSR (FTSE Nareit Office and Residential Indices) are the 33rd, the 51st and the 76th percentiles, respectively. If relative TSR falls between these percentiles, the actual relative TSR performance level is to be determined by linear interpolation (with an associated payout level in between threshold and target performance levels, or target and high performance levels, as applicable). If relative TSR falls below the applicable threshold level, the portion of the award that is dependent on such goal will not be paid.
The grant date fair values for the awards under the Current LTIP for 2021 are presented in the Summary Compensation Table and related footnotes within this Proxy Statement.
Prior Long-Term Incentive Plan
Under our prior long-term incentive plan, as in effect for performance periods beginning prior to 2020 (the “Prior LTIP”), executives were provided the opportunity to earn awards based on achieving TSR performance objectives across a three-year performance period, which, if earned, are payable 75% in unrestricted shares and 25% in restricted shares. These unrestricted shares and restricted shares are to (1) in the case of the restricted shares only, vest over a one-year period commencing on the January 1 following the end of the three-year performance period, (2) consist of an aggregate number of shares determined by dividing the dollar amount payable in unrestricted shares and restricted shares by the closing price per share on such January 1 and (3) be issued within 2 1/2 months of the end of the three-year performance period. Washington REIT must pay dividends currently on the restricted shares described above in this paragraph. Because restricted shares under the Prior LTIP will only be issued after the three-year performance period has ended, no dividends will be paid on restricted shares until the actual performance has been achieved. Each executive’s total award opportunity under the Prior LTIP, stated as a percentage of base salary, for the achievement of threshold, target and high-performance requirements is set forth in the table below:

	Threshold	Target	High
President and Chief Executive Officer	80%	150%	270%
Executive Vice President	50%	95%	170%
Senior Vice President	40%	80%	140%
For purposes of calculating award payouts at the conclusion of each three-year performance period, the target level is determined for each executive as of the beginning of the applicable performance period. Each TSR goal is measured over a three-year performance period based on a share price determination made at the beginning and end of the performance period and dividends paid with respect to the common shares during the performance period. For purposes of calculating total shareholder return metrics, the “starting price” equals the average closing price for the 20-trading day period beginning on the first trading day of the performance period. The “ending price” equals the average closing price for the last 20 trading days of the performance period. Prior LTIP performance is evaluated on both of the following TSR performance goals and weightings:

		Performance Hurdles
Pay Element	Weighting	Threshold	Target	High
Relative TSR v. Peer Group	50%	33rd percentile	51st percentile	76th percentile
Relative TSR v. FTSE Nareit Diversified Index	50%	33rd percentile	51st percentile	76th percentile
If relative TSR falls between these percentiles, the actual relative TSR performance level is to be determined by linear interpolation (with an associated payout level in between threshold and target performance levels, or target and high performance levels, as applicable). If relative TSR falls below the applicable threshold level, the portion of the award that is dependent on such goal will not be paid.
LTIP Payout Determinations by Compensation Committee
With respect to TSR goals under the Prior LTIP, the Compensation Committee reviewed the total shareholder return calculations against Prior LTIP metrics with respect to the award opportunity that had a three-year performance period ending on December 31, 2021.
As of the end of the performance period, WashREIT’s relative TSR ranked at the 60th percentile with respect to the company peer group and the 53rd percentile with respect to the FTSE index peers, each of which was between target and high performance. Pursuant to the terms of the Prior LTIP, the Compensation Committee approved the following awards under the Prior LTIP for the three-year performance period ending December 31, 2021:

	Target 2019-2021 LTIP Award	Target 2019-2021 LTIP Award (as percentage of base salary)	Actual 2019-2021 LTIP Award	Actual 2019-2021 LTIP Award (as a percentage of Target 2019-2021 LTIP Award)
President and Chief Executive Officer	$975,000	150%	$1,159,800	119%
Executive Vice President	403,750	95%	479,269	119%
Senior Vice President	260,000	80%	306,200	118%
Other Executive Compensation Components
June 2017 CEO Equity Award
On June 1, 2017, the Board approved a one-time equity award to Mr. McDermott in recognition of his significant contribution to WashREIT’s performance and as an incentive for his continued service to WashREIT. The Board based its decision on the recommendation of the Compensation Committee. The Compensation Committee recognized, among other things, that Mr. McDermott has been a key component of WashREIT’s improved performance since the date he joined WashREIT (total shareholder return during Mr. McDermott’s tenure through the date of the award was 50.7%) and that his departure would significantly disrupt WashREIT and its performance. The Compensation Committee, after consultations with FPC, and after considering Mr. McDermott’s performance as well as his current level of compensation relative to peer company compensation, recommended approval of a one-time equity award in the form of 100,000 restricted shares of WashREIT, all of which vest on the fifth anniversary of the grant date, subject to Mr. McDermott’s continued employment with WashREIT until such vesting date. The restricted shares were granted out of and in accordance with the 2016 Omnibus Incentive Plan. The Compensation Committee does not expect the one-time equity award to be a recurring portion of Mr. McDermott’s compensation.
Supplemental Executive Retirement Plan
Because the Internal Revenue Code of 1986 (the “Code”) limits the benefits that would otherwise be provided by our qualified retirement programs, WashREIT provides a SERP for the benefit of the NEOs. This plan was established in November 2005 and is a defined contribution plan under which, upon a participant’s termination of employment from WashREIT for any reason other than cause (as defined in the SERP), the participant will be entitled to receive a benefit equal to the participant’s accrued benefit times the participant’s vested interest. A participant’s benefit accrues over years of service. WashREIT makes contributions to the plan on behalf of the participant ranging from 9.5% to 19% of base salary. The exact contribution percentage is based on the participant’s current age and service such that, at age 65, the participant could be expected to have an accumulation (under assumptions made under the plan) that is approximately equal to the present value of a life annuity sufficient to replace 40% of his or her final three year average salary. Vesting generally occurs based on a minimum of 10 years of service or upon death, total and permanent disability, involuntary discharge other than for cause, or retirement or voluntary termination if the participant does not engage in prohibited competitive activities during the two-year period after such retirement or voluntary termination.
WashREIT accounts for this plan in accordance with Accounting Standards Codification (“ASC”) 710, Compensation - General and ASC 320, Investments - Debt and Equity Securities, whereby the investments are reported at fair value, and unrealized holding gains and losses are included in earnings. For the years ended December 31, 2021, 2020 and 2019, WashREIT recognized current service cost of $229,000, $229,000 and $206,000, respectively.
Severance Plan
On August 4, 2014, the Board and Compensation Committee adopted an Executive Officer Severance Pay Plan to provide specified benefits to executive officers in the event of their termination of employment from WashREIT. Under the severance plan, in the event of a qualifying termination of employment of an executive officer, the executive officer will be entitled to receive a severance payment, equal to a number of weeks of severance pay, based on his or her base salary and number of years of service.
Under the severance plan each executive officer will also be entitled to receive a severance benefit comprised of an ongoing payment from WashREIT equal to the employer portion of current medical, dental and vision elections for the period of severance (or, if less, the applicable Consolidated Omnibus Budget Reconciliation Act (“COBRA”)

payment). Any severance pay and severance benefits described above will be subject to applicable payroll and tax withholding.
The severance pay and severance benefits under the severance plan are in addition to, and not in lieu of, any applicable equity vesting, acceleration of payment or other benefits that may exist under the LTIP, the STIP, the SERP and other compensation plans. If the executive officer is entitled to severance payments under a change in control agreement with WashREIT, then the executive officer will not also receive payment under the severance plan. In addition, for the President and Chief Executive Officer, he will be entitled to the severance payments under the severance plan or his employment letter with WashREIT, whichever is greater. The severance plan defines participating executive officers to be officers at the level of President and Chief Executive Officer, Executive Vice President or Senior Vice President.
Deferred Compensation Plan
Beginning in 2007, WashREIT adopted a plan that allows officers to voluntarily defer a percentage or dollar amount of his or her salary and/or his or her STIP awards. The amounts deferred are not included in the officer’s current taxable income and, therefore, are not currently deductible by us. Salary deferrals are credited during the year with earnings based on the weighted average interest rate on WashREIT’s fixed rate bonds as of December 31 of each calendar year. STIP awards are deferred as RSUs, with a 25% match of RSUs on the deferred amount. The 25% match vests in full after three years. The RSUs are credited with an amount equal to the corresponding dividend paid on WashREIT’s common shares. Participants may elect to defer receipt of payments to a specified distribution date that is at least three years from the first day of the year to which the salary deferred related or, if applicable, at least five years from any previously designated distribution date. If a participant has not elected to further defer a distribution beyond the original designated distribution date, then payment will commence upon the earliest of (1) the original specified distribution date, (2) the date the participant terminates employment from WashREIT, (3) the participant’s death, (4) the date the participant sustains a total and permanent disability, or (5) a change in control. Amounts deferred into RSUs will be paid in the form of shares. The plan is unfunded and payments are to be made from general assets of WashREIT. Currently, none of our NEOs participate in this plan.
Change in Control Termination Agreements
We maintain change of control agreements with each of our NEOs. For further information on Change of Control payments, see “Potential Payments upon Termination or Change in Control” on page 71.

Separation Agreement
On February 25, 2022, Taryn D. Fielder and the Company agreed to a mutual separation, pursuant to which Ms. Fielder tendered her resignation. Such resignation was effective on February 25, 2022. In connection therewith, on March 5, 2022, the Company and Ms. Fielder entered into a Severance Agreement and General Release (the “Separation Agreement”). Pursuant to the Separation Agreement, Ms. Fielder received a severance payment of $121,154. The Company also agreed to subsidize her COBRA health premium for 5 months. Further, Ms. Fielder received (a) an award under the Washington Real Estate Investment Trust Amended and Restated Executive Officer Short-Term Incentive Plan with respect to the 2022 performance period equal to the prorated amount of Ms. Fielder’s target bonus opportunity, with such proration calculated based on the number of days during the performance period Ms. Fielder was an employee, (b) an award under the Washington Real Estate Investment Trust Amended and Restated Executive Officer Long-Term Incentive Plan with respect to the Shareholder Return Equity Grant under each of the 2020-2022 LTIP cycle, the 2021-2023 LTIP cycle, and the 2022-2024 LTIP cycle, of fully vested shares based on the actual levels of achievement of the applicable shareholder return measures as of February 25, 2022, and with respect to the Strategic Goals Equity Grant under the 2020-2022 LTIP cycle and the 2022-2024 LTIP cycle, of fully vested shares based on the target level of achievement for the Strategic Goals Equity Grant, in each case, with the number of shares prorated based on the number of days during the applicable performance period Ms. Fielder was an employee, (c) vesting of all unvested restricted shares and restricted share units, and (d) the vesting of Ms. Fielder’s existing account balance and distribution in accordance with the Washington Real Estate Investment Trust Supplemental Executive Retirement Plan. Pursuant to the Separation Agreement, the Company agreed to a general release of claims against Ms. Fielder, and Ms. Fielder agreed to a general release of claims against the Company. The Separation Agreement also contains confidentiality and non-solicitation obligations and other customary provisions.
Perquisites
NEOs participate in other employee benefit plans generally available to all employees on the same terms. In addition, the NEOs are provided with supplemental life insurance and in some cases granted an automobile allowance and/or provided an executive physical. The Compensation Committee believes that these benefits are reasonable and consistent with its overall compensation program and that such benefits better enable WashREIT to attract and retain key employees. For more information on specific benefits and perquisites, see the footnotes to the Summary Compensation Table.
2022 Compensation Outlook
2022 Short-Term Incentive Plan
Having completed our transformation in 2021, the Compensation Committee intends to return to our typical STIP framework in 2022. The Compensation Committee has approved a formula that will include threshold, target and high performance goals for the following measures, which it believes are critical to the Company’s 2022 performance:

Performance Criteria	Weighting
Core FFO/share[1]	25%
Same Store Multifamily NOI Growth[2,3]	15%
Total Non-Same Store Multifamily NOI[2,3]	10%
Net Debt to Adjusted EBITDA at 12/31/2022 (Annualized)[4,5]	10%
Project Reimagine milestones[6]	15%
Individual Performance	25%
1    Core Funds From Operations (“Core FFO”) is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from NAREIT FFO, as appropriate, (5) relocation expense and (6) transformation costs. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
2    Same-store Portfolio Properties include properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We categorize our properties as "same-store" or "non-same-store" for purposes of evaluating comparative operating performance. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. Development properties are categorized as same-store when they have reached stabilized occupancy (90%) before the start of the prior year. We define redevelopment properties as those for which have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared.
3    Net Operating Income (“NOI”), defined as real estate rental revenue less direct real estate operating expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, lease origination expenses, general and administrative expenses, acquisition costs, real estate impairment, casualty gain and losses and gain or loss on extinguishment of debt. NOI does not include management expenses, which consist of corporate property management costs and property management fees paid to third parties. They are the primary performance measures we use to assess the results of our operations at the property level. We also present NOI on a cash basis ("Cash NOI") which is calculated as NOI less the impact of straight-lining apartment rent concessions. We believe that each of NOI and Cash NOI is a useful performance measure because, when compared across periods, they reflect the impact on operations of trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from net income. NOI and Cash NOI exclude certain components from net income in order to provide results more closely related to a property’s results of operations. For example, interest expense is not necessarily.
4    Net debt is calculated by subtracting cash and cash equivalents from total outstanding debt as per our consolidated balance sheets at the end of the period.
5    Adjusted EBITDA is a non-GAAP measure defined as earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, restructuring expenses (which include severance, accelerated share-based compensation and other expenses related to a restructuring of corporate personnel), acquisition expenses and gain from non-disposal activities. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, and the cost of debt or non-operating gains and losses.
6    “Project Reimagine” is the name the Company has given its operational transformation efforts. Milestones will include designing and executing a new operating model, constructing a comprehensive human resources program of the multifamily industry, successfully completing a new core technology platform, creating a new brand for the Company, assumption of management of the multifamily portfolio.

2022 Long-Term Incentive Plan
For 2022, the Company’s long-term incentive plan will continue to have two components: (i) time-based awards, which will comprise 40% of the total long-term incentive plan awards and will vest over a three year period, and (ii) performance-based awards, which will comprise 60% of the total long-term incentive plan awards.

Within the performance-based awards component, the Compensation Committee has approved a formula that will include threshold, target and high as follows:

	Percentage of Performance-Based Award	Threshold	Target	High
Relative Total Shareholder Return	75%	33rd percentile	51st percentile	76th percentile
Strategic Performance Component[1]	25%	30%	35%	40%
1    Based on NOI outside of the Washington D.C. Metro region as a percentage of total NOI of the Company on December 31, 2024.

Policies Applicable to Executives
Clawback Policy
WashREIT has adopted a clawback policy with respect to the return (clawback) from executive officers of incentive compensation. The policy states that, with respect to any incentive awards granted after March 20, 2013, the Board will have the right to seek to recoup all or any portion of the value of such awards in the event of a material restatement of WashREIT’s financial statements covering any of the three fiscal years preceding the payment of an award which results from fraud or misconduct committed by a recipient of such award. The Board may seek recoupment from any award recipient whose fraud or misconduct gave rise or contributed to the restatement. The value with respect to which recoupment may be sought will be determined by the Board. Further, it is the intention of the Board that, to the extent that the final clawback provisions adopted by the SEC and the NYSE differ from the foregoing policy, the foregoing policy will be amended to conform to the final provisions.

Hedging Prohibition Policy
To prevent speculation or hedging in our shares by trustees, officers or employees, WashREIT has adopted a policy prohibiting hedging. The policy states that WashREIT strictly prohibits any trustee, officer or employee from engaging in any type of hedging or monetization transactions to lock in the value of his or her WashREIT share holdings. Such transactions, while allowing the holder to own WashREIT shares without the full risks and rewards of ownership, potentially separate the holder’s interest from those of the other WashREIT shareholders. Therefore, no WashREIT trustee, officer or employee is permitted to purchase or sell any derivative securities relating to WashREIT shares, such as exchange-traded options to purchase or sell WashREIT shares, or other financial instruments that are designed to hedge or offset any decrease in the market value of WashREIT shares (including but not limited to prepaid variable forward contracts, equity swaps, collars and exchange funds).
Margin Loan Prohibition Policy
WashREIT maintains a policy that no executive officer may take a margin loan for which WashREIT’s shares are used, directly or indirectly, as collateral for the loan. Such persons are also prohibited from otherwise pledging WashREIT securities as collateral for a loan agreement.
Executive Ownership Policy
The Compensation Committee believes that common share ownership allows our executives to better understand the viewpoint of shareholders and incentivizes them to enhance shareholder value by aligning their interests with shareholders’ interests. To that end, in 2010, the Compensation Committee and Board adopted a formal share ownership policy. The share ownership policy requires each executive to retain an aggregate number of common shares having a market value at least equal to a specified multiple of such executive’s annual base salary. The aggregate number of common shares required to be held by each executive is determined based on the executive’s base salary as of the date they first become subject to the share ownership policy and calculated using the market value of common shares over the 60 trading days prior to such date. Once established, an executive’s common share ownership goal will not change because of changes in his or her annual base salary or fluctuations in WashREIT’s common share price. The applicable multiples of base salary required to be held are as follows:

Title	Multiple of Base Salary
Chief Executive Officer and President	3.0x
Executive Vice Presidents	2.0x
Senior Vice Presidents	1.0x

The policy requires that each executive attain the applicable share ownership level set forth above within five years after his or her date of employment with WashREIT. The policy also contains additional terms and conditions, including an interim ownership requirement for executives during the transition period to the full requirements.
The multiples of base salary reflected in the share ownership guidelines above were determined by the Compensation Committee based on the recommendation of the Hay Group (the Compensation Committee’s consultant at the time the share ownership guidelines were adopted), which had presented the Compensation Committee with a survey of share ownership requirements in the peer group utilized by the Compensation Committee for 2010 compensation and a survey of share ownership practices of large public companies.
Tax Deductibility of Executive Compensation
Section 162(m) of the Code generally disallows a tax deduction to public companies for individual compensation in excess of $1 million paid to its chief executive officer, chief financial officer, and each of its three other most highly compensated executive officers (including individuals who formerly held these positions), in any taxable year unless such compensation is covered by the grandfather rule for certain items of compensation paid pursuant to a written binding contract that was in effect on November 2, 2017. Following shareholder approval of our 2016 Omnibus Incentive Plan and prior to January 1, 2018, the benefits under our short-term incentive and long-term incentive plans were able to qualify as “performance based” under Section 162(m) and therefore were eligible to be exempt from the $1 million deduction limitation as “performance based” compensation. To the extent that compensation paid to WashREIT’s executive officers is subject to and does not qualify for deduction under Section 162(m), WashREIT is prepared to exceed the limit on deductibility under Section 162(m) to the extent necessary to establish compensation programs that we believe provide appropriate incentives and reward our executives relative to their performance. WashREIT believes that it must maintain the flexibility to take actions that may not qualify for tax deductibility under Section 162(m) if it is deemed to be in the best interests of WashREIT.
Compensation Committee Matters
The Compensation Committee is responsible for approving executive compensation decisions and making recommendations to the Board. The Compensation Committee is also responsible for approving and making recommendations to the Board with respect to other employee compensation and benefit plan matters. In addition, the Compensation Committee is required to produce an annual report on executive compensation for inclusion in our proxy statement, in accordance with applicable SEC rules and regulations.
The Compensation Committee is comprised of at least three and no more than six independent members of the Board (as the term “independent” is defined in the applicable listing standards of the New York Stock Exchange). The current Compensation Committee charter was adopted on December 17, 2020. Among other matters, the Compensation Committee charter provides the Compensation Committee with the independent authority to retain and terminate any compensation consulting firms or other advisors to assist in the evaluation of trustee, Chief Executive Officer and other executive compensation.
The Compensation Committee meets at least once annually or more frequently as circumstances require. Each meeting allows time for an executive session in which the Compensation Committee and outside advisors, if requested, have an opportunity to discuss all executive compensation issues without members of management being present.
Compensation Policies and Risk Management
As part of the Board's oversight of WashREIT's risk management policies, the Compensation Committee members evaluate the principal elements of executive and non-executive compensation to determine whether they encourage excessive risk-taking. While the Compensation Committee members focus primarily on the compensation of the executive officers because risk-related decisions depend predominantly on their judgment, they also consider other WashREIT employees operating in decision-making capacities. The Compensation Committee believes that because of the following there is a low likelihood that our compensation policies and practices would encourage excessive risk-taking:

RISK MITIGATION FACTORS
•The executive compensation program contains a mix of salary, cash bonus and long-term equity-based compensation with a heavier weighting on long-term equity, which commenced in 2020.
•Each of the LTIP and STIP (including as amended in 2020) is based upon pre-existing measures.
•The STIP and LTIP (including as amended in 2020), collectively, utilize a balanced variety of performance measures, including financial and non-financial performance measures.
•The STIP and LTIP (including as amended in 2020) contain reasonable award opportunities that are capped at appropriate maximum levels.
•The Compensation Committee retains discretion under the STIP (including as amended in 2020) with respect to total awards.
•WashREIT adopted a share ownership policy by which each executive is required to maintain a multiple of his or her base salary in common shares.
•WashREIT adopted a “clawback” policy by which the Board has the right to seek to recoup all or any portion of the value of incentive awards.
We believe this combination of factors encourages prudent management of WashREIT. In particular, by structuring our compensation programs to ensure that a considerable amount of the wealth of our executives is tied to our long-term health, we believe we discourage executives from taking risks that are not in the Company’s long-term interest.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee is comprised of Chair Nolan and Messrs. Butcher, Civera and Winns. The Compensation Committee was responsible for making decisions and recommendations to the Board with respect to compensation matters. There are no Compensation Committee interlocks and no WashREIT employee serves on the Compensation Committee.
Compensation Committee Report
The Compensation Committee of WashREIT has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement for the 2022 Annual Meeting of Shareholders.

SUBMITTED BY THE COMPENSATION COMMITTEE:
Thomas H. Nolan, Jr., Compensation Committee Chair
Benjamin S. Butcher, Compensation Committee Member
Edward S. Civera, Compensation Committee Member
Vice Adm. Anthony L. Winns (RET.), Compensation Committee Member

COMPENSATION TABLES

Summary Compensation Table
The Summary Compensation Table has been prepared to comply with the disclosure requirements of the SEC. The Summary Compensation Table sets forth the compensation paid for 2021, 2020 and 2019 to each of our “NEOs” (who are the executive officers set forth in the Summary Compensation Table) and includes as compensation for the indicated year all incentive compensation awards granted in that year (although the awards were made with respect to performance in other years). For an alternative view that we believe more accurately reflects incentive compensation received for a given year, we urge you to refer to the Total Direct Compensation Table on page 67.

(a)	(b)	(c)	(d)	(e)	(g)		(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($) [2]	Stock Awards ($) [3]	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($) [6]	Total ($)
Paul T. McDermott President and Chief Executive Officer	2021	$750,000	$—	$2,092,080	$1,410,000	[4]	$164,176	$4,416,260
	2020	750,000	823,125	2,846,612	—		179,160	4,598,897
	2019	650,000	—	1,886,378	1,178,125	[5]	160,754	3,875,262
Stephen E. Riffee Executive Vice President and Chief Financial Officer	2021	450,000	—	875,376	712,463	[4]	90,484	2,128,327
	2020	450,000	374,625	1,349,340	—		96,917	2,270,882
	2019	425,000	—	898,532	632,188	[5]	92,421	2,048,146
Taryn D. Fielder [1] Senior Vice President, General Counsel and Corporate Secretary	2021	350,000	—	481,108	376,250	[4]	50,199	1,257,561
	2020	350,000	196,875	731,605	—		50,549	1,329,029
	2019	325,000	—	520,287	337,188	[5]	48,033	1,230,513
1    As previously described, Ms. Fielder resigned effective February 25, 2022.
2    The NEOs’ non-equity incentive plan compensation for 2020, which is reported in column (d) of this table, was determined by the Compensation Committee at its meeting on February 2, 2021 (subject to management’s affirmation of WashREIT’s final financial performance for the year ended December 31, 2021). These amounts represent the amount of the 2020 Short-Term Incentive Plan awards to each of the NEOs, as further discussed above. The cash award was paid in February of 2021 and the payments were recorded as expenses for 2020.
3    Column (e) represents the total grant date fair value of all equity awards computed in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in note 10 to the consolidated financial statements for the year ended December 31, 2021, included in our Annual Report on Form 10-K for the year ended December 31, 2021.
The grant date fair value for the 2021 relative TSR awards under our Current LTIP (based on achievement of performance objectives over a three-year performance period commencing January 1, 2021 and concluding December 31, 2023) is based upon the probable outcome of the applicable performance conditions, as follows: Mr. McDermott: $1,182,525; Mr. Riffee: $478,485; and Ms. Fielder: $261,170. The value of 2021 relative TSR awards at the grant date assuming achievement at the highest level of performance conditions are as follows: Mr. McDermott: $2,475,000; Mr. Riffee: $967,500; and Ms. Fielder: $525,000. The grant date fair value of the time-based LTIP awards is determined using the fair value of the common shares on the grant date.
4    The NEOs’ non-equity incentive plan compensation for 2021, which is reported in column (g) of this table, was determined by the Compensation Committee at its meeting on February 1, 2022 (subject to management’s affirmation of WashREIT’s final financial performance for the year ended December 31, 2021). These amounts represent the amount of the 2021 Short-Term Incentive Plan awards to each of the NEOs, as further discussed above. The cash award was paid in February of 2022 and the payments were recorded as expenses for 2021.
5    The NEOs’ non-equity incentive plan compensation for 2019, which is reported in column (g) of this table, was determined by the Compensation Committee at its meeting on February 4, 2020. The cash award was paid in February of 2020 and the payments were recorded as expenses for 2019.

6    For 2021, the amounts shown in column (i) include the life insurance premiums paid by us for group term life insurance, our match for each individual who made 401(k) contributions, SERP contributions, membership dues and parking. The table below shows the components of “All Other Compensation” for 2021:

Name	Life Insurance ($)	401(k) Company Match ($)	SERP Contributions ($)	Membership Dues ($)	Parking ($)	Total ($)
Mr. McDermott	$17,915	$10,150	$127,500	$1,808	$6,803	$164,176
Mr. Riffee	4,906	10,150	68,625	—	6,803	90,484
Ms. Fielder	1,046	9,625	32,725	—	6,803	50,199
Total Direct Compensation Table
The SEC’s calculation of total compensation, as shown in the 2021 Summary Compensation Table set forth on page 66, includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by an NEO in a particular year. To supplement the SEC-required disclosure, we have included the additional table below, which shows the equity incentive compensation awards that were actually received with respect to the applicable year, not the year in which the award was made.

(a)	(b)	(c)	(d)	(e)	(g)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) [2]	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total Direct Compensation ($)
Paul T. McDermott President and Chief Executive Officer	2021	$750,000	$—	$1,999,597	$1,410,000	$164,176	$4,323,773
	2020	750,000	823,125	1,636,408	—	179,160	3,388,693
	2019	650,000	—	1,619,917	1,178,125	160,754	3,608,796
Stephen E. Riffee Executive Vice President and Chief Financial Officer	2021	450,000	—	847,323	712,463	90,484	2,100,270
	2020	450,000	374,625	695,490	—	96,917	1,617,032
	2019	425,000	—	827,437	632,188	92,421	1,977,046
Taryn D. Fielder [1] Senior Vice President, General Counsel and Corporate Secretary	2021	350,000	—	507,719	376,250	50,199	1,284,168
	2020	350,000	196,875	408,278	—	50,549	1,005,702
	2019	325,000	—	446,596	337,188	48,033	1,156,817
1    As previously described, Ms. Fielder resigned effective February 25, 2022.
2    These amounts differ substantially from the amounts reported as Stock Awards in column (e) in the Summary Compensation Table required under SEC rules and are not a substitute for the amounts reported in the Summary Compensation Table. Total Direct Compensation in this table represents: (1) total compensation, as determined under applicable SEC rules and as set forth in column (j) in the Summary Compensation Table on page 66, minus (2) the aggregate fair value of relative TSR awards under our Current LTIP and the aggregate fair value of STIP awards for performance periods prior to 2020 as reflected in the Stock Awards column (e) in the Summary Compensation Table, plus (3) relative TSR awards that were actually received with respect to the 2019-2021 performance period.

Grants of Plan-Based Awards
The following table presents information regarding grants made to the NEOs during 2021 under WashREIT’s STIP and LTIP.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(l)
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	High ($)	Threshold ($)	Target ($)	High ($)
Paul T. McDermott	2/10/2021				$660,000	$1,237,500	$2,475,000			$1,182,525	6
	2/10/2021	$472,500	$937,500	$1,410,000
	2/10/2021							31,596	4	$740,926
	2/10/2021							38,787	5	$909,555
Stephen E. Riffee	2/10/2021				$283,500	$540,000	$967,500			$478,485	6
	2/10/2021	$216,000	$418,500	$720,000
	2/10/2021							12,995	4	$304,733
	2/10/2021							16,925	5	$396,891
Taryn D. Fielder [1]	2/10/2021				$150,500	$301,000	$525,000			$261,170	6
	2/10/2021	$122,500	$227,500	$402,500
	2/10/2021							8,154	4	$191,211
	2/10/2021							9,379	5	$219,938
1    As previously described, Ms. Fielder resigned effective February 25, 2022.
2    The amounts shown in columns (c), (d) and (e) reflect the threshold, target and high payment levels for 2021 under the STIP. The actual cash bonuses received by each of the named executive officers for performance in 2021, paid in 2022, are set out in column (g) of the Summary Compensation Table.
3    Amounts represent 2021 awards under our Current LTIP that are based on achievement of performance objectives over a three-year performance period (commencing January 1, 2021 and concluding December 31, 2023). For performance below threshold levels, no incentives will be paid pursuant to the program, and the maximum award will only be paid if actual performance meets or exceeds the high level of performance. The award will be paid out in a number of unrestricted shares, with the total number of shares issued determined by dividing the dollar amount payable by the closing price per share on the first trading day following the end of the performance period.
4    Amounts represent relative TSR restricted share awards for the 2019 to 2021 performance period pursuant to the Current LTIP, 75% of which vested on December 31, 2021, with the remaining 25% vesting on December 31, 2022.
5    Amounts represent time-based restricted share awards pursuant to the Current LTIP that vest over three years, with one-third vesting on each of December 15, 2021, 2022 and 2023.
6    The amounts reported in the Grant Date Fair Value of Stock and Option Awards column show the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, using the assumptions discussed in note 9 to the consolidated financial statements for the year ended December 31, 2021, included in our Annual Report on Form 10-K for the year ended December 31, 2021. The grant date fair value of the 2021 awards under our Current LTIP are based upon the probable outcome of the applicable performance conditions.
For unvested and vested restricted shares, an amount equal to the dividends granted on the shares is paid at the same time dividends on common shares are paid.
Narrative to Summary Compensation and Grants of Plan-Based Awards Table
The following discussion should be read in conjunction with (i) the “2021 Summary Compensation Table” and the “2021 Grants of Plan-Based Awards Table,” as well as the footnotes to such tables, and (ii) the disclosure under the caption “Compensation Discussion and Analysis” above.

CEO Employment Letter
On August 20, 2013, WashREIT announced that it had selected Mr. McDermott to be its new President and Chief Executive Officer and had entered into an employment letter specifying the terms of his employment. Under the employment letter, effective January 1, 2014, Mr. McDermott became eligible to participate in the STIP and LTIP at the Chief Executive Officer level, in accordance with the terms of the STIP and the LTIP, as they may be amended by the Board for all participating employees generally from time to time.
The employment letter provided that Mr. McDermott is entitled to an automobile allowance of $14,000 per year. The employment letter also entitles Mr. McDermott to a 401(k) match and participation in our supplemental executive retirement plan (“SERP”). The employment letter requires Mr. McDermott to protect the confidentiality of WashREIT confidential information and comply with WashREIT’s stock ownership guidelines described below in this Proxy Statement. It further provided that he would enter into the form of indemnification agreement entered into by and between WashREIT and its other officers and Board members.
The employment letter provides that either Mr. McDermott or WashREIT may terminate the employment relationship at any time for any lawful reason, with or without Cause, Good Reason (as defined in the employment letter) or notice. If Mr. McDermott’s employment is terminated without Cause or he terminates for Good Reason, he would receive the following severance benefits, payable in installments according to WashREIT’s payroll cycle, and pro-rata portions of any STIP and LTIP values as determined by the applicable plans, provided that he signs WashREIT’s standard separation agreement and general release. If Mr. McDermott were to be terminated without Cause or for Good Reason (each as defined in the employment letter), he would receive 12 months of base salary.
CFO Employment Letter
On January 18, 2015, WashREIT entered into an employment letter with Mr. Riffee specifying the terms of his employment. Pursuant to Mr. Riffee’s employment letter, Mr. Riffee participates in WashREIT’s executive compensation program, including the STIP and LTIP, at the Executive Vice President level.
General Counsel Employment Letter
On April 5, 2017, WashREIT entered into an employment letter with Ms. Fielder specifying the terms of her employment. Pursuant to Ms. Fielder’s employment letter, Ms. Fielder was awarded $75,000 in RSUs, granted under the 2016 Omnibus Incentive Plan, on her first date of employment, which was March 29, 2017. These 2,431 RSUs were subject to vesting in five equal installments over a five-year period, on the first through fifth anniversaries of such date. The 486 of these shares that were scheduled to vest on March 29, 2022 vested in February 2022 pursuant to the Separation Agreement by and between Ms. Fielder and the Company.

Equity Awards
The equity awards granted to our NEOs during 2021 that appear in the tables above were granted pursuant to our Current LTIP, which is described further in the Compensation Discussion and Analysis section under the caption “Long-Term Incentive Compensation.” Additionally, pursuant to the short-term incentive plan for performance periods prior to 2020, 50% of any STIP award was awarded in restricted shares which were subject to a ratable vesting schedule that runs for three years from the January 1 following completion of the one-year performance period. The awards under the STIP for performance periods prior to 2020 were accounted for and granted in the year following completion of the performance period
Outstanding Equity Awards at Fiscal Year-End
The following table presents information regarding the outstanding equity awards held by each of the NEOs as of December 31, 2021, including the vesting dates for the portion of these awards that had not vested as of that date.

(a)	(g)	(h)	(i)	(j)
		Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) [1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) [2]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) [3]
Paul T. McDermott [4]	159,970	$4,135,225	71,809	$1,856,250
Stephen E. Riffee [5]	27,267	704,852	31,335	810,000
Taryn D. Fielder [6]	15,839	409,438	17,466	451,500

1    Amounts reported are based on the closing price of WashREIT’s common shares on the NYSE as of December 31, 2021 ($25.85), multiplied by the number of such unvested shares reported in the table.
2    Represents the awards that the respective NEO would vest in based on the fair value of unvested relative TSR awards as of December 31, 2021. These awards will be paid out in a number of shares, with the total number of shares issued determined by dividing the dollar amount payable by the closing price per share on January 1 or if such January 1 is not a trading day, the first trading day following such January 1. For purposes of this column, the number of unearned shares that have not vested was determined by dividing the payout value by the closing price of WashREIT’s common shares on the NYSE as of December 31, 2021 ($25.85).
3    Represents the fair value of unissued relative TSR awards as of December 31, 2021 that the respective NEO would vest in based on achieving the target level of performance.
4    Mr. McDermott’s share awards listed in column (g) vest according to the following schedule: 100,000 are scheduled to vest on June 1, 2022; 22,405 shares are scheduled to vest on December 15, 2022; 24,636 are scheduled to vest on December 31, 2022; and 12,929 are scheduled to vest on December 15, 2023. Mr. McDermott received a one-time equity award on June 1, 2017, which had a market value of $3,112,000. Per the terms of the award, none of the restricted shares vest until the fifth anniversary of the grant date (i.e., June 1, 2022), subject to Mr. McDermott's continued employment with WashREIT until such vesting date.
5    Mr. Riffee’s share awards listed in column (g) are scheduled to vest according to the following schedule: 9,777 are scheduled to vest on December 15, 2022; 11,849 shares vested on December 31, 2022; and 5,641 shares scheduled to vest on February 2, 2023.
6    Ms. Fielder’s share awards listed in column (g) were scheduled to vest according to the following schedule: 486 shares were scheduled to vest on March 29, 2022; 5,423 shares were scheduled to vest on December 15, 2022; 6,804 shares were scheduled to vest on December 31, 2022 and 3,126 shares were scheduled to vest on December 15, 2023. As previously described, Ms. Fielder resigned effective February 25, 2022 and her outstanding equity vested immediately in accordance with her Separation Agreement.

2021 Option Exercises and Stock Vested
The following table sets forth the value realized by our NEOs in 2021 upon the vesting of common share awards in 2021. None of our NEOs had outstanding options or exercises of options in 2021.

	(d)	(e)
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) [2]
Paul T. McDermott	89,574	$2,269,381
Stephen E. Riffee	40,728	1,033,709
Taryn D. Fielder [1]	24,222	612,527
1    As previously described, Ms. Fielder resigned effective February 25, 2022.
2    Amounts reported are based on the closing price of WashREIT’s common shares on the NYSE as of date that the shares vested, multiplied by the number of such unvested shares vesting on such date.
Supplemental Executive Retirement Plan
The following table presents information regarding the contributions to and earnings on the NEOs’ SERP balances during 2021 as of December 31, 2021.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY ($)	Registrant Contribution in Last FY ($) [2]	Aggregate Earnings in Last FY ($) [3]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Paul T. McDermott	$—	$127,500	$184,937	$—	$1,536,201
Stephen E. Riffee	—	68,625	143,491	—	818,826
Taryn D. Fielder [1]	—	32,725	19,006	—	210,615
1    As previously described, Ms. Fielder resigned effective February 25, 2022.
2    The amounts reflected in this column are reported as compensation for the last completed fiscal year in the Summary Compensation Table.
3    The amounts reflected in this column are not included in the Summary Compensation Table because they do not constitute “above-market” or “preferential” earnings, as those terms are defined in SEC Regulation S-K 402(c)(2)(viii)(B).
Potential Payments upon Termination or Change in Control
Change in Control Termination Agreements
WashREIT has entered into change in control agreements with the NEOs that entitle them to continuation of compensation and other benefits from WashREIT if in the event of termination due to a “change in control” (as defined in these agreements) of WashREIT. The basic rationale for these change in control protections is to diminish the potential distractions due to personal uncertainties and risks that inevitably arise when a change in control is threatened or pending.

The termination benefits payable in connection with a change in control require a “double trigger,” which means that (1) there is a “change in control” (as that term is defined in the applicable agreement) and (2) after the change in control, the covered NEO’s employment is “involuntarily terminated” by WashREIT or its successor not for “cause” (as both terms are defined in the applicable agreement), but including a termination by the executive because his duties, responsibilities or compensation are materially diminished, within 24 to 36 months of the change in control (as such period is specified in the covered NEO’s agreement). In addition, if one of the foregoing terminations of employment occurs in the 90-day period before the change in control, the termination will be presumed to be due to the change in control unless WashREIT can demonstrate to the contrary. A double trigger was selected to enhance the likelihood that an executive would remain with WashREIT after a change in control because the executive would not receive the continuation of payments and benefits if he or she voluntarily resigned after the change in control. Thus, the executive is protected from actual or constructive dismissal after a change in control and any new controlling party or group is better able to retain the services of a key executive.
The formula to calculate the change in control benefit is similar for each of the NEOs, with the variable being whether the benefit will be paid for 24 or 36 months. The formula is as follows:
1.    Continuation of base salary at the rate in effect as of the termination date for a period of 24 or 36 months from the date of termination.

Executive Position	Period
Chief Executive Officer	36 months
Executive Vice Presidents	24 months
Senior Vice Presidents	24 months
2.    Payment of an annual bonus for each calendar year or partial calendar in which the NEO receives salary continuation as described above, in an amount equal to the average annual STIP compensation received during the three years prior to the involuntary termination.
3.    Payment of the full cost of COBRA continuation coverage for the period of time in which salary continuation pursuant to the change in control agreement is paid, up to a maximum of 18 months or until the NEO obtains other comparable coverage, whichever is sooner.
4.    Immediate vesting in all unvested common share grants, RSUs, performance share units and dividend equivalent units granted to the NEO under WashREIT’s 2007 Omnibus Long-Term Incentive Plan or the 2016 Omnibus Incentive Plan and immediate vesting in the deferred compensation plans.
Awards under STIP
If a Change in Control (as defined in the STIP) occurs during the performance period while the executive is employed by WashREIT, the performance goals under the STIP will be prorated based on number of days in the performance period through the date of the Change in Control relative to the full performance period, and the executive will receive an award based on the actual levels of achievement of the prorated performance goals as of the date of the Change in Control. Generally, an executive is required to be employed on the last day of the performance period to be entitled to receive a STIP award. However, if during the performance period, the executive’s employment is terminated by WashREIT without Cause, or the executive resigns with Good Reason, Retires, dies or becomes subject to a Disability (each as defined in the STIP) while employed by WashREIT, the executive will receive an award under the STIP based on the actual levels of achievement of the performance goals for the entire performance period, but the award will be prorated based on the period of employment during the performance period.
Awards under Prior LTIP
If, during the one-year vesting period for the restricted shares under the Prior LTIP, the executive’s employment is terminated by Washington REIT without Cause, or the executive resigns for Good Reason, Retires, dies or becomes subject to a Disability while employed by Washington REIT, or a Change in Control (each as defined in the Prior LTIP) occurs, the restricted shares awarded under the Prior LTIP will immediately vest.
Awards under Current LTIP
If a Change in Control (as defined in the Current LTIP) occurs during a performance period while the participant is employed, the Current LTIP provides that all time-based awards which are unvested will become vested, and the participant will receive the shareholder return measure-based awards calculated based on actual levels of achievement of the applicable shareholder return measures as of the date of the Change in Control, prorated based on the period of employment during the performance period, and the strategic measure-based awards will be calculated at target. If during the performance period, the executive’s employment is terminated by WashREIT without Cause, or the executive resigns with Good Reason, Retires, dies or becomes subject to a Disability (each as defined in the Current LTIP), all time-based awards which are unvested will become vested, the executive will receive any shareholder return measure-based awards and strategic measure-based awards based on actual levels of achievement of the applicable measures as of the date of such event (for the shareholder return measures) and as of the end of the performance period (for strategic measures), but in each case the award will be prorated based on the period of employment during the performance period.
Severance Plan
We maintain an Executive Officer Severance Pay Plan. For further information on payments pursuant to the Executive Officer Severance Pay Plan, see “Other Executive Compensation Components - Severance Plan” on page 56.

The following table lists the estimated amounts each of the NEOs would have become entitled to had their employment with WashREIT terminated on December 31, 2021, under the circumstances described above.

Name	Benefit	Without Cause / For Good Reason ($)	For Cause / Without Good Reason ($)	Death or Disability ($)	Change in Control and Termination ($) [2]	Change in Control ($)
Paul T. McDermott	Cash Severance	$750,000	$—	$—	$6,839,376	$—
	Unvested Equity Awards [1]	5,964,388	—	5,964,388	5,964,388	5,964,388
	Unvested SERP	1,536,201	—	1,536,201	1,536,201	—
	Total Value of Benefits	$8,250,589	$—	$7,500,589	$14,339,965	$5,964,388
Stephen E. Riffee	Cash Severance	$190,385	$—	$—	$2,467,642	$—
	Unvested Equity Awards	1,487,808	—	1,487,808	1,487,808	1,487,808
	Unvested SERP	818,826	—	818,826	818,826	—
	Total Value of Benefits	$2,497,019	$—	$2,306,634	$4,774,276	$1,487,808
Taryn D. Fielder	Cash Severance	$121,154	$—	$—	$1,531,668	$—
	Unvested Equity Awards	840,242	—	840,242	840,242	840,242
	Unvested SERP	210,615	—	210,615	210,615	—
	Total Value of Benefits	$1,172,011	$—	$1,050,857	$2,582,525	$840,242
1    Mr. McDermott received a one-time equity award on June 1, 2017, which had a grant date fair value of $3,261,000, which would vest immediately upon a change in control. Per the terms of the award, none of the restricted shares vest until the fifth anniversary of the grant date (i.e., June 1, 2022), subject to Mr. McDermott’s continued employment with WashREIT until such vesting date.
2    The cost of COBRA continuation benefits has not been included in the total change in control and termination benefit amount, as the value would not be material.
On February 25, 2022, Taryn D. Fielder and the Company agreed to a mutual separation, pursuant to which Ms. Fielder tendered her resignation. Such resignation was effective on February 25, 2022. On March 5, 2022, Ms. Fielder and the Company entered into the Separation Agreement, which provided for payments and benefits described under “Separation Agreement” at page 58.
CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.
To identify the “median employee” from our employee population, we used W-2 Medicare compensation for U.S. employees (annualizing such compensation for employees who had worked less than the 12-month period) and excluding our CEO from the calculation, which is the same methodology we utilized last year. We have no employees outside of the United States. We did not use any statistical sampling techniques and did not make any cost-of-living adjustments in identifying our median employee. We did not include independent contractors who we do not consider to be employees. Using this methodology, we determined that we had 52 employees as of December 31, 2021. We identified our median employee from this employee population.
The 2021 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $4,416,260. The 2021 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $167,980. The ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2021 is 26 to 1.
The SEC’s rules for calculating the required pay ratio permit companies to use reasonable estimates and assumptions in their methodologies, and companies have different employee populations and compensation practices. As a result, pay ratios reported by other companies may not be comparable to the pay ratio reported above.
Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	—	$—	1,036,284
Equity compensation plans not approved by security holders	—	$—	—
Total	—	$—	1,036,284

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Description of Proposal
The firm of Ernst & Young LLP served as WashREIT’s independent registered public accounting firm for 2021. The Audit Committee has appointed Ernst & Young LLP as WashREIT’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The Board recommends that the shareholders ratify this appointment.
If this appointment is not ratified by our shareholders, the Audit Committee may re-consider the appointment. Even if the selection is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of WashREIT.
Representatives of Ernst & Young LLP are expected to attend the virtual Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.
Voting Matters
Under our bylaws, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the votes cast. A majority of votes cast means that the number of votes “FOR” a proposal must exceed the number of votes “AGAINST” that proposal. Abstentions will not be counted as votes cast and will have no effect on the result of this vote.
Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS WASHREIT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

ACCOUNTING/AUDIT COMMITTEE MATTERS
Principal Accounting Firm Fees
The following table sets forth the aggregate fees billed to WashREIT for the years ended December 31, 2021 and 2020 by WashREIT’s independent registered public accounting firm, Ernst & Young LLP. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the public accountant’s independence.

	2021	2020
Audit Fees (a)	$1,683,511	$1,510,250
Audit-Related Fees (b)	—	—
Tax Fees (c)	191,643	165,710
All Other Fees	30,000	9,000
Total Fees	$1,905,154	$1,684,960
(a)     Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered. Audit fees include the annual audit fee and fees for reviews of financial statements, performance of comfort procedures and issuance of comfort and bring down letters.
(b)    Audit related fees consist of the annual audit fees of certain subsidiaries, notwithstanding when the fees were billed or when the services were rendered.
(c)    Includes fees and expenses for tax services, including tax compliance, tax advice and tax planning, rendered from January through the end of the fiscal year, notwithstanding when the fees and expenses were billed.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting. All services performed by Ernst & Young LLP for the fiscal year ended December 31, 2021 were pre-approved by the Audit Committee or the Chair of the Audit Committee.

Audit Committee Report
The Board maintains an Audit Committee, currently comprised of four of WashREIT’s independent trustees. The Board and the Audit Committee believe that the Audit Committee’s current member composition satisfies Section 303A of the NYSE’s Listed Company Manual. The Audit Committee oversees WashREIT’s financial process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm Ernst & Young LLP is responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and the effectiveness of WashREIT’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board. The members of the Audit Committee of the Board of WashREIT submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2021 as follows:
1.In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2021, with management, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and management’s assessment of the effectiveness of WashREIT’s internal controls over financial reporting.
2.The Audit Committee discussed with WashREIT’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of WashREIT’s internal controls and the overall quality of WashREIT’s financial reporting.
3.The Audit Committee reviewed with the independent registered public accounting firm their judgments as to the quality, and not just the acceptability, of WashREIT’s accounting principles and such other matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Auditing and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence from management and WashREIT.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in WashREIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE
Ellen M. Goitia, Audit Committee Chair
William G. Byrnes, Audit Committee Member
Edward S. Civera, Audit Committee Member
    Thomas H. Nolan, Jr., Audit Committee Member

OTHER MATTERS
Solicitation of Proxies
Solicitation of proxies may be made by mail, personal interview, telephone or other means by officers, trustees and employees of WashREIT for which they will receive no compensation in addition to their normal compensation. WashREIT may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of common shares that those companies or persons hold of record. WashREIT will reimburse these forwarding expenses. The cost of the solicitation of proxies will be paid by WashREIT.
WashREIT has also hired Morrow Sodali LLC to assist in distributing and soliciting proxies and will pay approximately $8,500 plus expenses for these services.
Shareholder Proposals for Our 2023 Annual Meeting of Shareholders
The Board will provide for presentation of proposals by shareholders at the 2023 Annual Meeting of Shareholders, provided that these proposals are submitted by eligible shareholders who have complied with the relevant regulations of the SEC and our bylaws regarding shareholder proposals.
In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 27, 2023.
Any shareholder proposal pursuant to Rule 14a-8 under the Exchange Act intended to be presented at the 2023 Annual Meeting must be received at our executive offices on or before December 16, 2022 to be considered for inclusion in our 2023 proxy statement materials.
Shareholders wishing to submit proposals or trustee nominations to be presented at the 2023 Annual Meeting that are not to be included in our proxy materials must deliver notice to us at our executive offices not less than 120 and no more than 150 days before the first anniversary of the date of Proxy Statement for the preceding year’s Annual Meeting (i.e., between November 16, 2022 and 5:00 p.m. Eastern Time, on December 16, 2022), with adjustments if the date for the upcoming annual meeting of shareholders is advanced or delayed by more than 30 days from the anniversary date of the preceding year’s annual meeting. Shareholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and trustee nominations. Any shareholder desiring a copy of our bylaws will be furnished one without charge upon written request to the Secretary.

Annual Report
WashREIT’s 2021 Annual Report to Shareholders is being mailed or made available electronically to shareholders concurrently with this Proxy Statement and does not form part of proxy solicitation material.
Shareholders may also request a free copy of our 2021 Annual Report on Form 10-K, including applicable financial statements, schedules and exhibits by sending a written request to: Washington Real Estate Investment Trust, 1775 Eye Street, NW, Suite 1000, Washington, D.C. 20006, Attention Investor Relations. Alternatively, shareholders may access the 2021 Form 10-K and other financial information on our website at: www.washreit.com.

/s/ W. Drew Hammond
W. Drew Hammond
Corporate Secretary
April 15, 2022

Washington Real Estate Investment Trust

VOTE

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2022 Annual Meeting Proxy Card

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A Proposals – The Board of Trustees unanimously recommends a vote FOR the listed trustee nominees and FOR Proposals 2 and 3.

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1. Election of Trustees:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Jennifer S. Banner	☐	☐	☐	02 - Benjamin S. Butcher	☐	☐	☐	03 - William G. Byrnes	☐	☐	☐
04 - Edward S. Civera	☐	☐	☐	05 - Ellen M. Goitia	☐	☐	☐	06 - Paul T. McDermott	☐	☐	☐
07 - Thomas H. Nolan, Jr.	☐	☐	☐	08 - Vice Adm. Anthony L. Winns (RET.)	☐	☐	☐				

In the discretion of the proxies on such other business as may properly come before the meeting

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

8 2 D M

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03LW9C

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy -- Washington Real Estate Investment Trust

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PROXY FOR 2022 ANNUAL MEETING OF SHAREHOLDERS MAY 26, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of Washington Real Estate Investment Trust, a Maryland real estate investment trust (the "Company"), hereby appoints Paul T. McDermott and Stephen E. Riffee, or either of them, with full power of substitution in each of them, as proxies for the undersigned to attend the Annual Meeting of Shareholders of the Company to be held at 8:30 a.m., Eastern Time, on May 26, 2022 virtually via live broadcast as indicated above, and any postponement or adjournment thereof, to cast on behalf of the undersigned, as designated on the reverse side of this proxy, all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if personally present at the meeting. The undersigned hereby revokes any proxy heretofore given with respect to such meeting.

ALL PROPERLY EXECUTED PROXIES WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE SPECIFIED, PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE TRUSTEE NOMINEES LISTED ON THE PROXY CARD, "FOR" THE NON-BINDING ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS, AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022. ALL PROXIES WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER TO PROPERLY COME BEFORE THE MEETING (OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF).

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.	Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting. ☐

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